UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Brown & Brown, Inc.
(Name of Registrant as Specified In Its Charter)

_____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
________________________________________________
	(2)	Aggregate number of securities to which transaction applies:
________________________________________________
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________
	(4)	Proposed maximum aggregate value of transaction:
________________________________________________
	(5)	Total fee paid:
________________________________________________
☐		Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
________________________________________________
	(2)	Form, Schedule or Registration Statement No.:
________________________________________________
	(3)	Filing Party:
________________________________________________
	(4)	Date Filed:
________________________________________________

March 20, 2008

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders (the “Meeting”) of Brown & Brown, Inc. (the “Company”), which will be held in the Atlantic Room of The Shores Resort, 2637 South Atlantic Avenue, Daytona Beach, Florida, on Wednesday, April 30, 2008, at 9:00 a.m. (ET).

The notice of meeting and proxy statement on the following pages cover the formal business of the Meeting.  Whether or not you expect to attend the Meeting, please sign and return your proxy card promptly in the enclosed envelope to assure that your stock will be represented at the Meeting. If you decide to attend the Meeting and vote in person, you will, of course, have that opportunity.

Your continuing interest in the business of the Company is gratefully acknowledged.  We hope many shareholders will attend the Meeting.

Sincerely,

J. Hyatt Brown
Chairman of the Board and
Chief Executive Officer

BROWN & BROWN, INC.

220 South Ridgewood Avenue Daytona Beach, Florida 32114	3101 West Martin Luther King Jr. Boulevard Suite 400 Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 30, 2008

The Annual Meeting of Shareholders (the “Meeting”) of Brown & Brown, Inc. (the “Company”) will be held in the Atlantic Room of The Shores Resort, 2637 South Atlantic Avenue, Daytona Beach, Florida, on Wednesday, April 30, 2008, at 9:00 a.m. (ET), for the following purposes:

1.	To elect twelve (12) nominees to the Company’s Board of Directors;

2.	To consider the adoption of the proposed 2008 Sharesave Plan (the “U.K. Sharesave Plan”); and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 3, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any postponements or adjournments of the Meeting.

For your convenience, we are also offering an audio webcast of the Meeting.  To access the webcast, please visit the “Investor Relations” section of our website (www.bbinsurance.com) shortly before the meeting time and follow the instructions provided.  A replay of the webcast will be available on our website beginning the afternoon of April 30, 2008 and continuing for 30 days thereafter.

Your vote is important.  Please vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, whether or not you intend to be present at the Meeting.

By Order of the Board of Directors

Laurel L. Grammig
Secretary

Tampa, Florida
March 20, 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be Held on April 30, 2008

The Proxy Statement and Annual Report to Shareholders are available at
http://phx.corporate-ir.net/phoenix.zhtml?c=117114&p=irol-reports

BROWN & BROWN, INC.

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

This Proxy Statement is first being sent to shareholders on or about March 20, 2008 in connection with the solicitation of proxies by the Board of Directors of Brown & Brown, Inc., to be voted at the Annual Meeting of Shareholders to be held in the Atlantic Room of The Shores Resort, 2637 South Atlantic Avenue, Daytona Beach, Florida at 9:00 a.m. (ET) on Wednesday, April 30, 2008, and at any adjournment thereof (the “Meeting”).  The close of business on March 3, 2008 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.  At the close of business on the record date, we had outstanding 140,726,472 shares of $.10 par value common stock, entitled to one vote per share.

Shares represented by duly executed proxies in the accompanying form that we receive prior to the Meeting will be voted at the Meeting.  If you specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified.  If your proxy card is signed and returned without specifying a vote or an abstention, the shares represented by such proxy will be voted according to the recommendation of the Board of Directors.  The Board of Directors recommends a vote FOR the election of twelve (12) nominees as directors, and a vote FOR the adoption of the 2008 Sharesave Plan.  The Board of Directors knows of no other matters that may be brought before the Meeting.  However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

If your shares are held in a stock brokerage account, or by a bank or other nominee, you have the right to provide instructions on voting as requested by your broker, bank or nominee.  Under the rules of the New York Stock Exchange, your broker, bank or nominee is permitted to vote your shares on the proposal concerning the election of directors even if your broker, bank or nominee has not been given specific voting instructions as to this matter.

After you have returned a proxy, you may revoke it at any time before it is voted by taking one of the following actions: (i) giving written notice of the revocation to our Secretary; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.  Votes cast by proxy or in person at the Meeting will be tabulated by our transfer agent, American Stock Transfer & Trust Company, and by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business.

The twelve (12) nominees for election as directors who receive the highest number of “FOR” votes will be elected as directors. This number may be a plurality. Abstentions and broker non-votes will have no effect on the outcome of the voting to elect directors. Broker non-votes will be treated as shares entitled to vote but not as votes cast.

For approval of the proposed 2008 Sharesave Plan, the proposal must receive the “FOR” vote of a majority of all votes cast on such proposal, and the total number of votes cast on the proposal must represent more than fifty percent (50%) of all shares entitled to vote.  Abstentions will be treated as shares entitled to vote and as votes cast.  Accordingly, if you submit a properly executed proxy card and indicate “ABSTAIN” with respect to this proposal, your vote will have the effect of a vote “AGAINST” such proposal.  Broker non-votes will be treated as shares entitled to vote, but not as votes cast.  Accordingly, broker non-votes will have no effect on the outcome of the voting on this proposal (except that broker non-votes will not count toward the 50% of all shares entitled to vote on this proposal that must be cast in order for this proposal to be approved in accordance with the rules of the New York Stock Exchange (“NYSE”)).

Proxies may be solicited by our officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for their services.  Also, The Altman Group, Inc. may solicit proxies on our behalf at an approximate cost of $5,000, plus reasonable expenses.  Such solicitations may be made personally, or by mail, facsimile, telephone, messenger, or via the Internet.  We will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals.  We will pay all of the costs of solicitation of proxies.

Our executive offices are located at 220 South Ridgewood Avenue, Daytona Beach, Florida 32114 (telephone number (386) 252-9601) and 3101 West Martin Luther King Jr. Boulevard, Suite 400, Tampa, Florida 33607 (telephone number (813) 222-4100).

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 3, 2008, information as to our common stock beneficially owned by (1) each of our directors, (2) each executive officer named in the Summary Compensation Table, (3) all of our directors and executive officers as a group, and (4) any person whom we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock:

NAME OF BENEFICIAL OWNER(1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(2)(3)(4)	PERCENT OF TOTAL
J. Hyatt Brown(5)	21,474,477	15.26%
Samuel P. Bell, III	21,727	*
Hugh M. Brown	7,227	*
J. Powell Brown	1,117,798	*
Bradley Currey, Jr.	295,927	*
Jim W. Henderson(6)	1,355,825	*
Theodore J. Hoepner	19,727	*
David H. Hughes	57,727	*
Toni Jennings	7,392	*
Wendell S. Reilly	97,677	*
John R. Riedman	50,373	*
Jan E. Smith(7)	34,527	*
Chilton D. Varner(8)	18,817	*
Kenneth D. Kirk(9)	1,274,544	*
Thomas E. Riley(10)	567,197	*
Cory T. Walker	288,782	*
All directors and executive
officers as a group (27 persons)	28,869,976	20.51%
Ruane, Cunniff & Goldfarb, Inc.(11)	11,278,073	8.01%
767 Fifth Ave., Ste. 4701
New York, NY 10153
Select Equity Group, Inc.(12)	10,187,590	7.24%
380 Lafayette St., 6th Floor
New York, NY 10007

_______________
*      Less than 1%.

(1)	Unless otherwise indicated, the address of such person is c/o Brown & Brown, Inc., 220 South Ridgewood Avenue, Daytona Beach, Florida 32114.
(2)
Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission (“SEC”) rules, includes shares as to which a person has or shares voting power and/or investment power. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated. All share amounts, percentages and share values have been adjusted to reflect any applicable stock splits.

(3)
The number and percentage of shares owned by the following persons include the indicated number of shares owned through our 401(k) plan as of February 25, 2008: Mr. Walker – 27,082; Mr. Henderson – 250,000; Mr. Kirk - 14,375; Mr. Riley - 91,518; and all directors and officers as a group – 544,963. The number and percentage of shares owned by the following persons also include the indicated number of shares which such persons have been granted and as to which the first condition of vesting has been satisfied under our Stock Performance Plan as of March 3, 2008: Mr. Walker – 176,984; Mr. Henderson – 251,168; Mr. Kirk – 246,728; Mr. Riley – 248,888; and all directors and officers as a group – 1,926,838.  These

Stock Performance Plan shares have voting and dividend rights due to satisfaction of the first condition of vesting, but the holders thereof have no power to sell or dispose of the shares, and the shares are subject to forfeiture.
(4)
On April 21, 2000, the indicated number of options were granted to the following persons under the 2000 Incentive Stock Option Plan for Employees (the “Incentive Stock Option Plan”): Mr. Walker – 0; Mr. Henderson - 478,232; Mr. Kirk – 134,928; Mr. Riley – 253,488; all directors and officers as a group - 1,934,544. Of these granted amounts, the indicated number of options were exercisable by the following persons under the Incentive Stock Option Plan as of March 3, 2008: Mr. Walker – 0; Mr. Henderson - 0; Mr. Kirk - 41,360; Mr. Riley - 41,360; all directors and officers as a group – 298,120, and the underlying shares are therefore deemed to be beneficially owned.  On March 23, 2003, the indicated number of options were granted to the following persons under the Incentive Stock Option Plan:  Mr. Walker – 50,000; Mr. Henderson - 200,000; Mr. Kirk - 113,400; Mr. Riley - 180,762; all directors and officers as a group – 1,027,004.  Of these granted amounts, the indicated number of options were exercisable by the following persons under the Incentive Stock Option Plan as of March 3, 2008: Mr. Walker – 0; Mr. Henderson – 6,336; Mr. Kirk – 100,118; Mr. Riley – 0; all directors and officers as a group – 214,026; the underlying shares are therefore deemed to be beneficially owned.

(5)
All shares are beneficially owned jointly with Mr. Brown’s spouse, either directly or indirectly, and these shares have shared voting and investment power. Of these shares, 21,436,328 are held by Ormond Riverside Limited Partnership, of which Swakopmund, Inc., a corporation controlled by Mr. Brown and his spouse as equal shareholders, is the sole general partner.

(6)
Mr. Henderson’s ownership includes 829,005 shares held in joint tenancy with Mr. Henderson’s spouse, which shares have shared voting and investment power.  Additionally, Mr. Henderson’s ownership includes 644,587 shares that are pledged as security for a line of credit with a financial institution.

(7)
Mr. Smith’s ownership includes 12,800 shares owned by his spouse, as to which he disclaims beneficial ownership. Additionally, Mr. Smith’s ownership includes 10,000 shares that are pledged as security.

(8)	Ms. Varner's ownership includes 13,600 shares that are pledged as security for a line of credit with a financial institution.
(9)
Mr. Kirk’s ownership includes 871,963 shares held in a revocable family trust which Mr. Kirk and his spouse serve as trustees.  Additionally, Mr. Kirk’s ownership includes 350,000 shares that are pledged as security for a line of credit with a financial institution.

(10)	Mr. Riley’s ownership includes 3,620 shares owned by his spouse, as to which he disclaims beneficial ownership.
(11)
According to a Schedule 13G filed with the SEC on or around February 14, 2008, these shares are held in investment accounts maintained with Ruane, Cunniff & Goldfarb Inc. (“Ruane”) as of December 31, 2007 and Ruane disclaims any beneficial interest in such shares.  Ruane has advised that it has sole voting power as to 8,084,892 of these shares, no voting power as to the balance of these shares, and sole investment power as to all of these shares.

(12)
According to a Schedule 13G jointly filed with the SEC on or around February 14, 2008, Select Equity Group, Inc., Select Offshore Advisors, LLC and George S. Loening have sole investment and voting power with respect to these shares, and no shared voting or investment power as of December 31, 2007.

MANAGEMENT
Directors and Executive Officers

Set forth below is certain information concerning our directors and executive officers. All directors and officers hold office for one-year terms or until their successors are elected and qualified.

NAME	POSITION	AGE	YEAR FIRST BECAME A DIRECTOR

J. Hyatt Brown	Chairman of the Board and Chief Executive Officer	70	1993
Jim W. Henderson	Vice Chairman, Chief Operating Officer and Director	61	1993
Samuel P. Bell, III	Director	68	1993
Hugh M. Brown	Director	72	2004
J. Powell Brown	President and Director	40	2007
Bradley Currey, Jr.	Director	77	1995
Theodore J. Hoepner	Director	66	1994
David H. Hughes	Director	64	1997
Toni Jennings	Director	58	2007*
Wendell S. Reilly	Director	50	2007
John R. Riedman	Director	79	2001
Jan E. Smith	Director	68	1997
Chilton D. Varner	Director	65	2004
Kenneth D. Kirk	Regional President	47	―
Thomas E. Riley	Regional President	52	—
Linda S. Downs	Executive Vice President – Leadership Development	58	—
C. Roy Bridges	Regional Executive Vice President	58	—
Charles H. Lydecker	Regional Executive Vice President	44	—
Kenneth R. Masters	Regional Executive Vice President	54	—
Michael A. Paschke	Regional Executive Vice President	49
J. Scott Penny	Regional Executive Vice President	41	—
Anthony T. Strianese	Regional Executive Vice President	46
Cory T. Walker	Senior Vice President, Treasurer and Chief Financial Officer	50	—
Laurel L. Grammig	Vice President, Secretary and General Counsel	49	—
Richard A. Freebourn, Sr.	Vice President – Mergers and Acquisitions	60	—
Thomas M. Donegan, Jr.	Vice President, Chief Acquisitions Counsel and Assistant Secretary	37	—
Robert W. Lloyd	Vice President and Chief Litigation Officer	43	__

* Ms. Jennings previously served on our Board of Directors from 1999 until April 2003.

J. Hyatt Brown. Mr. Brown has been our Chief Executive Officer since 1993 and the Chairman of the Board of Directors since 1994.  Mr. Brown was our President from 1993 to December 2002, and served as President and Chief Executive Officer of our predecessor corporation from 1961 to 1993. He was a member of the Florida House of Representatives from 1972 to 1980, and Speaker of the House from 1978 to 1980. Mr. Brown serves on the Board of Directors of SunTrust Banks, Inc., International Speedway Corporation, FPL Group, Inc., and Rock-Tenn Company, each a publicly-held company.  Until December 2006, he served on the Board of BellSouth Corporation, a publicly-held company.  Mr. Brown is currently a member of the Board of Insurance Services Office, as well as the Board of Trustees of Stetson University, of which he is a past Chairman, and the Florida Council of 100.  Mr. Brown served as Chairman of the Council of Insurance Agents & Brokers in 2004-2005 and is a past Vice Chairman of the Florida Residential Property and Casualty Joint Underwriting Association.  One of Mr. Brown’s sons, J. Powell Brown, is employed by us as President and has served as a director since October 2007.

Jim W. Henderson.  Mr. Henderson was named Vice Chairman and Chief Operating Officer in January  2007.  Prior to that time, he had served as our President and Chief Operating Officer since 2002.  Mr. Henderson also serves as director and as president or in another executive officer capacity for several of our subsidiaries.  He was elected Executive Vice President in 1995, and served as our Senior Vice President from 1993 to 1995.

He served as Senior Vice President of our predecessor corporation from 1989 to 1993, and as Chief Financial Officer from 1985 to 1989.  Mr. Henderson is Chairman of the Board of Trustees of Embry-Riddle Aeronautical University, and is a member of the Board of Directors of the School of Business Administration of Stetson University, the Council of Insurance Agents and Brokers, and the Florida Hurricane Catastrophe Fund.  He previously served as Co-Chairman of the Insurance Accounting and Systems Association’s Property & Casualty Committee, President of the Central Florida Chapter of Financial Executives International, and as a member of the Board of Directors of United Way of Volusia/Flagler Counties and the Ronald McDonald House.

Samuel P. Bell, III. Mr. Bell has been a shareholder of the law firm of Pennington, Moore, Wilkinson, Bell & Dunbar, P.A. since January 1, 1998. Prior to that, he was a shareholder and managing partner of Cobb Cole & Bell (now Cobb & Cole, P.A.), and he served as Of Counsel to Cobb Cole & Bell until August 2002.  Mr. Bell was a member of the Florida House of Representatives from 1974 to 1988.  He is Chairman of the Advisory Board for the College of Public Health at the University of South Florida, President of the Florida Public Health Foundation and a member of the Board of Directors of the Florida Children’s Home Society.  Mr. Bell is a former member of the Florida Elections Commission, and past Chairman of the Florida Legislature’s Commission on Local Government II.

Hugh M. Brown.  Mr. Brown founded BAMSI, Inc., a full-service engineering and technical services company, in 1978 and served as its Chief Executive Officer until his retirement in 1998.  Mr. Brown currently serves as a member of the Board of Directors of SunTrust Bank of Orlando, the Florida Council of 100 and the Florida Council on Economic Education.  He is a past Chairman of the Federal Reserve Bank of Atlanta, and previously served on the Florida Commission on Education, and as Chairman of the Spaceport Florida Authority (now Florida Space Authority) Board of Supervisors.  Mr. Brown was named Small Business Person of the Year, 1985, by the U.S. Small Business Administration, and Regional Minority Small Business Person of the Year for the Atlanta region. In 1991, he received the U.S. Small Business Administration’s Graduate of the Year Award.  He is an inductee of the Junior Achievement Business Hall of Fame for East Central Florida and recipient of the Ernst & Young Entrepreneur of the Year - Services Category - in 1993 for the State of Florida.

J. Powell Brown.  Mr. Brown was named President in January 2007 and was appointed to be a director in October 2007. Prior to that time, he had served as one of our Regional Executive Vice Presidents since 2002. He also serves as director and as president or in another executive officer capacity for several of our subsidiaries. Mr. Brown oversees certain of our wholesale brokerage operations as well as the public entity business of certain of our subsidiaries located in Florida, Georgia, Illinois, Indiana, New Jersey, North Carolina, Oklahoma, Pennsylvania, Texas, Virginia and Washington, and is also responsible for our Service Division operations and for Florida Intracoastal Underwriters, a subsidiary that administers a specialty program offering insurance coverage for Florida condominium properties. From 1998 to 2003, Mr. Brown served as profit center leader of our Orlando, Florida retail office. Prior to that, Mr. Brown served as an account executive and then as Marketing Manager in our Daytona Beach, Florida retail office from 1995 to 1998.  Mr. Brown serves on the Board of Directors of the SunTrust Bank/Central Florida, and previously served as Vice Chairman of Finance for the Board of Governors of the Orlando Regional Chamber of Commerce, and as a member of the Board of Directors of Junior Achievement of Central Florida, and the Bolles School Board of Visitors.  He also serves on the Board of Directors of the Boggy Creek Gang Camp.  Mr. Brown is the son of our Chairman and Chief Executive Officer, J. Hyatt Brown.

Bradley Currey, Jr.  Mr. Currey served as Chief Executive Officer of Rock-Tenn Company, a publicly-held manufacturer of packaging and recycled paperboard products, from 1989 to 1999 and as Chairman of the Board of Rock-Tenn Company from 1993 to 2000, when he retired. He also previously served as President (1978-1995) and Chief Operating Officer (1978-1989) of Rock-Tenn Company. Mr. Currey previously served as a member of the Board of Directors and Executive Committee of Rock-Tenn Company, and is currently Director Emeritus of Genuine Parts Company, a publicly-traded company, and a member of the Board of Directors of Enzymatic Deinking Technologies, L.L.C. and Fresh Frozen Foods, Inc.  Mr. Currey is Trustee Emeritus and a past Chairman of the Board of Trustees of Emory University. He is a Trustee Emeritus and past Chairman of the Board of the Woodruff Arts Center and the Atlanta Symphony Orchestra, a division of the Woodruff Arts Center in Atlanta, Georgia.  He is also a past Chairman of the Federal Reserve Bank of Atlanta and the Metro Atlanta Chamber of Commerce.

Theodore J. Hoepner. Mr. Hoepner served as Vice Chairman of SunTrust Bank Holding Company from January 1, 2005 until June 30, 2005, when he retired.  From January 2000 to January 2005 he served as Vice Chairman of SunTrust Banks, Inc., a publicly-held company. From 1995 to 2000, Mr. Hoepner was Executive Vice President of SunTrust Banks, Inc. and Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc. From 1990 through 1995, he served as Chairman of the Board, President and Chief Executive Officer of SunBank, N.A. From 1983 through 1990, he was the Chairman of the Board and Chief Executive Officer of SunBank/Miami, N.A.  In 2005, Mr. Hoepner was appointed by the Governor of Florida and approved by the Florida Senate as Chairman of the Florida Prepaid College Board.  He is a past Chairman of the Board of Trustees of Rollins College, the Economic Development Commission of Mid-Florida, the Heart of Florida United Way, the Greater Miami Chamber of Commerce, the Beacon Council of Miami, Florida, and the Financial Executives Institute of Jacksonville, Florida.

David H. Hughes. Mr. Hughes served as Chairman of the Board of Hughes Supply, Inc., a publicly-held business-to-business distributor of construction and industrial supplies, from 1986 to 2006.  He retired from this position effective April 1, 2006.  Mr. Hughes served as Chief Executive Officer of Hughes Supply, Inc. from 1974 until May 2003. Mr. Hughes is a member of the Board of Directors of Darden Restaurants, Inc. and SunTrust Banks, Inc., both of which are publicly-held companies.  He is a past Director of Florida Tax Watch, The Florida Council of 100 and the Economic Development Commission of Mid-Florida.  He is Chairman of the Board of Trinity Preparatory School and a member of The Florida Bar.

Toni Jennings.  Ms. Jennings serves as Chairman of the Board of Jack Jennings & Sons, Inc., a commercial construction firm based in Orlando Florida, and Jennings & Jennings, Inc., an architectural millwork firm based in Orlando, Florida.  From 2003 through 2006, Ms. Jennings served as Lieutenant Governor of the State of Florida.  She was the President of Jack Jennings & Sons, Inc. and Secretary and Treasurer of Jennings & Jennings, Inc. from 1982 to 2003.  Ms. Jennings was a member of the Florida Senate from 1980 to 2000, and President of the Florida Senate from 1996 to 2000. She served in the Florida House of Representatives from 1976 to 1980. She is a member of the Board of Directors of FPL Group, a publicly-held company, SunTrust Bank/Central Florida and The Nemours Foundation, and she is past Chair of the Board of the Florida Chamber of Commerce.  She previously served as the Chair of Workforce Florida, Incorporated, and as a Director with the Salvation Army Advisory Board,  the University of Central Florida Foundation, Enterprise Florida, and the Florida Partnership for School Readiness.  She is also a member of the Board of Trustees of Rollins College.

Wendell S. Reilly. Mr. Reilly is the Managing Partner of Grapevine Partners, LLC, of Atlanta, Georgia, a private equity investment firm focused on media and communications.  Previously, he was Chairman and Chief Executive Officer of Grapevine Communications, LLC, a group of local TV stations that were merged to form Piedmont Television. Earlier, he was the Chief Financial Officer of Haas Publishing and before that the Chief Financial Officer of The Lamar Corporation, the national outdoor advertising company. Mr. Reilly currently serves on the Board of Directors of Lamar Advertising Company, Piedmont Television, and Wesley Woods Center. He is also on the Board of Trustees of Emory University and The Paideia School. Mr. Reilly is a graduate of Emory University and earned an MBA in Finance from Vanderbilt University.

John R. Riedman. Mr. Riedman has served as Chairman of Riedman Corporation, based in Rochester, New York, since 1992. From January 2001 through July 2002, he was employed as Vice Chairman of Brown & Brown of New York, Inc., one of our subsidiaries. Mr. Riedman is a Trustee and the Chairman of the Finance Committee of ViaHealth, a Rochester-based healthcare services network.  He serves as President of 657 Corporation (a subsidiary of Rochester Museum & Science Center) and is a past Chairman of the Board of the Rochester Museum & Science Center.  He also serves as President of the Monroe County Sheriff’s Foundation. He serves on the Board of Directors of High Falls Brewing Company, LLC and previously served as a Director of the New York State Thruway Authority and the New York State Canal Corporation. Mr. Riedman served as a

Director and Chairman of the Audit Committee of Fleet Financial Group, a publicly-held company, from 1988 to 1999, and as a board member of Genesee Hospital, serving as Chairman of its Finance and Building Committees.  He served as a member of the Public Affairs Committee of the United States Chamber of Commerce and as a Delegate to the White House Conference on Small Business, and is a former member of the Federal Personnel Interchange Commission, the National Flood Insurance Advisory Committee, and the Monroe County Airport Advisory Committee, of which he is a past Chairman.

Jan E. Smith.  Mr. Smith has served as President of Jan Smith and Company, a commercial real estate and business investment firm in Bradenton, Florida, since 1978.  Mr. Smith is also Manager of Sandpile, LLC, the managing partner of PMG Real Estate Investors, LLP.  Mr. Smith serves on the Board of Directors of SunTrust Bank/Gulf Coast, and Board of Governors of the Florida Chamber of Commerce, and is also the Chairman Emeritus of the Campus Board of the University of South Florida’s Sarasota/Manatee Campus, and a member of the University of South Florida Board of Trustees, as well as a member of the Florida Council of 100.  Mr. Smith is a past member of the Board of Directors of GTE of Florida, Inc., a publicly-held company, the Advisory Council of the Federal Reserve Bank of Atlanta, the Board of Directors of the United States Chamber of Commerce, the Board of The National Chamber Litigation Center, the National Advisory Council of the U.S. Small Business Administration, the Board of Directors of the Florida Chamber of Commerce Management, Inc., the Florida Education Governance Reorganization Transition Task Force, the Florida Council on Economic Education, and past Managing General Partner of Ramblers Rest Resort, Ltd.  He is past Chairman of the Board of Trustees of Manatee Community College, and of the Manatee County Chamber of Commerce, and is an inductee to the Tampa Bay Business Hall of Fame.

Chilton D. Varner.  Ms. Varner is a partner of the law firm of King & Spalding in Atlanta, Georgia. A graduate of Smith College, where she was named to membership in Phi Beta Kappa, and Emory University School of Law, Ms. Varner was honored with Emory University School of Law’s Distinguished Alumni Award in 1998. In 2001, the National Law Journal profiled Ms. Varner as one of the nation’s top ten women litigators. With more than 25 years of courtroom experience, she specializes in defending corporations in product liability, commercial and other civil disputes. The author of many books and articles on areas of interest in her practice, she has also served as a member of the faculty of the Trial Academy of the International Association of Defense Counsel and regularly presents at bar association meetings around the country. She has been a Trustee of Emory University since 1995 and also serves on the Board of the Atlanta Symphony Orchestra.  She served on the Board of Wesley Woods Geriatric Center from 1996-2007.

Kenneth D. Kirk. Mr. Kirk was named Regional President in January 2007.  Prior to that time, he had served as one of our Regional Executive Vice Presidents since 2001.  He currently serves as director and as president or in another executive officer capacity for several of our subsidiaries. Since 1995, Mr. Kirk has overseen retail and brokerage profit center operations of certain of our subsidiaries in Arizona, California, Colorado, New Mexico, Nevada, Texas and Washington. Prior to undertaking his current duties, Mr. Kirk served as profit center leader of the Phoenix, Arizona retail office of Brown & Brown Insurance of Arizona, Inc., one of our subsidiaries, from 1995 to 2000.

Thomas E. Riley.  Mr. Riley has been a Regional President since January 2005.  He served as one of our Regional Executive Vice Presidents from 2001 to 2005 and serves as director and as president or in another executive officer capacity for several of our subsidiaries. Since 1999, Mr. Riley has overseen certain of our profit centers in southeastern Florida, and he is currently also responsible for the oversight of offices of certain of our subsidiaries in Delaware, New Jersey, New York and Pennsylvania. He was previously responsible for the oversight of offices in Connecticut, Massachusetts, New Hampshire and Virginia.  Prior to undertaking his current duties, Mr. Riley served as profit center leader of our Fort Lauderdale, Florida retail office from 1992 to 2001, and as Chief Financial Officer of our predecessor corporation from 1990-91.  He is a member of various regional and national insurance carriers’ advisory councils as well as the American Institute of Certified Public Accountants, and the Florida Institute of Certified Public Accountants.

Linda S. Downs. Ms. Downs was promoted to Executive Vice President for Leadership Development in January 2006.  Prior to that time, she had served as one of our Regional Executive Vice Presidents since 2001.  She currently serves as director and as president or in another executive officer capacity for several of our subsidiaries.  Ms. Downs also oversees our National Professional Programs and National Commercial Programs based in Tampa, Florida, as well as Parcel Insurance Plan®, based in St. Louis, Missouri, and is responsible for the Company’s Leadership Development Department, Quality Control team and Market Security Committees.  Effective April 1, 2008, she will assume responsibility for the oversight of the operations of Halcyon Underwriters, Inc., one of our subsidiaries.  Prior to undertaking her current duties, she founded and served as profit center leader of our Orlando, Florida retail office from 1980 to 1998.  Ms. Downs is actively involved with Habitat for Humanity, and is a past member of the Florida Symphony Board and the Downtown (Orlando) Women’s Executive Council.

C. Roy Bridges. Mr. Bridges has been one of our Regional Executive Vice Presidents since 2001 and serves as director and as president or in another executive officer capacity for several of our subsidiaries. Since 1998, Mr. Bridges has overseen certain of our retail profit center operations in northern and western Florida, as well as retail and brokerage profit centers of certain of our subsidiaries in Arkansas, Louisiana, Oklahoma, Tennessee and Texas. Prior to undertaking his current duties, Mr. Bridges served as profit center leader of our Tampa, Florida retail office from 1998 to 2001, and as profit center leader of our Fort Myers, Florida retail office from 1993 to 1998. He was previously the profit center leader of our Brooksville, Florida retail office.  He served as 2002 Chairman of the CNA Florida Pacer program, and is a past Board member of the Hernando County Committee of 100, the Salvation Army, and the Lee County Committee of 100, and a past member of Leadership Southwest Florida.

Charles H. Lydecker.  Mr. Lydecker has been one of our Regional Executive Vice Presidents since 2002 and serves as director and as president or in another executive officer capacity for several of our subsidiaries.  Mr. Lydecker oversees retail profit center operations of certain of our subsidiaries in central and northern Florida, and in Georgia, North Carolina, South Carolina, Texas and Virginia.  From January 1999 until 2003, and commencing again in 2004 until 2006, Mr. Lydecker served as profit center leader in Daytona Beach, Florida.  Prior to that, Mr. Lydecker served as an account executive from 1990 to 1995 and as Sales Manager of our Daytona Beach, Florida retail office from 1995 to 1999.  Mr. Lydecker is Vice Chairman of the Florida Ethics Commission and serves as a Director of Gateway Banks of Florida, Florida Hospitals - Memorial Health Systems, Stonewood Holdings, LLC (a Florida-based restaurant chain), and the Florida Self-Insurers Guaranty Association.  He is also a member of the Board of Trustees of American University in Washington, D.C.  Mr. Lydecker is a Director of Associated Industries of Florida, and is a past Director and past Chairman of Futures Public Education Foundation, the United Way of Volusia/Flagler (FL) Counties, Boy Scouts of America in Daytona Beach, and has twice served as Chairman of the Daytona Beach/Halifax Area Chamber of Commerce.  Mr. Lydecker is also past Chairman of the Florida Housing Finance Corporation and a past President of the Volusia/Flagler Chapter of the Florida Association of Independent Agents.

Kenneth R. Masters.  Mr. Masters was elected a Regional Executive Vice President in January 2007.  He has served as Chief Executive Officer of the CalSurance division of Brown & Brown of California, Inc., one of our subsidiaries, since our acquisition of the operations of Cal-Surance Associates, Inc. in 2002, and he has also been responsible for the acquisition and oversight of other Program Division entities based in Indiana, Michigan, New Jersey, Oklahoma and Pennsylvania.  From 1999 until 2002, he served as President of Cal-Surance Associates, Inc.

Michael A. Paschke.  Mr. Paschke was elected a Regional Executive Vice President in July 2007.  He is responsible for several profit centers in the western United States, including operations in Arizona, California and Washington.  Mr. Paschke began his career with Brown & Brown in 1990 as an employee benefits specialist and from 1993 through 1998 he was the top sales producer in the western United States.  In 1995, Mr. Paschke was promoted to Manager of the Phoenix Employee Benefits Department and in January 2000, he was named profit center leader for the Phoenix, Arizona office.  His responsibilities include taking a lead position on Western Region mergers and acquisitions, and recruitment and development of personnel.  Mr. Paschke has been a member of the Leadership Council of Brown & Brown, Inc. since 2000 and he represents Brown & Brown on several industry-related committees and forums. His two-year term as Chairman of the Council of Employee Benefits Executives (the “CEBE”) ended in June 2007, and he had served as Vice Chair of that organization for two years prior to being named Chairman.

J. Scott Penny.  Mr. Penny has been one of our Regional Executive Vice Presidents since 2002 and serves as director and as president or in another executive officer capacity for several of our subsidiaries. Mr. Penny oversees retail profit center operations of certain of our subsidiaries in Connecticut, Illinois, Indiana, Kentucky, Massachusetts, Michigan, Minnesota, New Hampshire, New York, Ohio and Wisconsin.  From 1999 until January 2003, Mr. Penny served as profit center leader of the Indianapolis, Indiana retail office of Brown & Brown of Indiana, Inc., one of our subsidiaries.  Prior to that, Mr. Penny served as profit center leader of our Jacksonville, Florida retail office from 1997 to 1999.  From 1989 to 1997, Mr. Penny was employed as an account executive and marketing representative in our Daytona Beach, Florida office.

Anthony T. Strianese.  Mr. Strianese was elected a Regional Executive Vice President in July 2007.  Mr. Strianese is responsible for Peachtree Special Risk Brokers and several other Brown & Brown wholesale brokerage operations, including ECC Insurance Brokers, MacDuff Underwriters, Roehrig & MacDuff Underwriters, and Decus Insurance Brokers Limited, which commenced operations on March 1, 2008 in London, England. Mr. Strianese, who is a graduate of the College of Insurance in New York, came to Brown & Brown in January of 2000 when he formed Peachtree Special Risk Brokers. Prior to joining us, he held leadership positions with The Home Insurance Company and Tri-City Brokers in New York City.

Cory T. Walker. Mr. Walker was named Senior Vice President, Treasurer and Chief Financial Officer in April 2004.  Prior to that time, he had served as our Vice President, Treasurer and Chief Financial Officer since 2000.  Mr. Walker also serves as an executive officer for a number of our subsidiaries. Mr. Walker previously served as our Vice President and Chief Financial Officer from 1992 to 1994. From 1995 to 2000, Mr. Walker served as profit center leader of the Oakland, California office of Brown & Brown of California, Inc., one of our subsidiaries. Before joining us, Mr. Walker was a Certified Public Accountant and Senior Audit Manager for Ernst & Young LLP.

Laurel L. Grammig. Ms. Grammig has been our Vice President, Secretary and General Counsel since 1994 and serves as an executive officer for a number of our subsidiaries. Before joining us, Ms. Grammig was a partner of the law firm of Holland & Knight LLP in Tampa, Florida.

Richard A. Freebourn, Sr.  Mr. Freebourn was named Vice President – Mergers and Acquisitions in January 2008 and had served as Vice President since January of 2004.  Mr. Freebourn had been our Director of Internal Operations since 2002.  From 2000 until 2002, he served as our Director of Internal Audit, and from 1998 until 2000, he served as Vice President and Operations Manager of Brown & Brown of Indiana, Inc., one of our subsidiaries.  Mr. Freebourn has been employed by us since 1984.

Thomas M. Donegan, Jr.  Mr. Donegan was named Vice President, Chief Acquisitions Counsel and Assistant Secretary in January 2008.  Prior to that time, he had been our Vice President, Assistant Secretary and Assistant General Counsel since 2000.  Mr. Donegan serves as an executive officer for a number of our subsidiaries. Before joining us, he was an associate with the law firm of Smith, Gambrell & Russell, LLP in Atlanta, Georgia.

Robert W. Lloyd.   Mr. Lloyd was named Vice President and Chief Litigation Officer in October 2006.  Prior to that time he had served as Assistant General Counsel since 2001.   Prior to that, he worked as Sales Manager and Marketing Manager, respectively, in our Daytona Beach, Florida retail office.  Before joining us, Mr. Lloyd practiced law with the law firm of Cobb & Cole, P.A. in Daytona Beach, Florida.

Board and Board Committee Matters

During 2007, our Board of Directors held four regular meetings, one in-person special meeting and four telephonic special meetings.  Each incumbent director serving during 2007 attended at least 75% of the total number of Board meetings, and at least 75% of the total number of meetings of committees of which such director is a member.  The Board expects, but does not require, all directors and director nominees to attend the Annual Shareholders’ Meeting.  All but one member of the Board attended the 2007 Annual Shareholders’ Meeting.  The Board conducts executive sessions of non-management directors in connection with each regularly scheduled meeting of the Board.  The executive sessions are presided over by the Chairman of the Nominating/Corporate Governance Committee, Bradley Currey, Jr.  One hundred percent (100%) of the members of the Board attended an accredited director education program in January 2007.  The two directors who joined the Board in October 2007 have not yet attended such a program.

The NYSE has adopted listing standards relating to director independence.  In addition to requiring that directors satisfy certain “bright line” criteria in order to be deemed “independent,” as that term is defined in the NYSE listing standards, the NYSE listing standards permit the Board to adopt categorical standards to assist it in affirmatively determining that the Company’s directors have no material relationship with the Company that would impair such directors’ independence.  The Board has adopted such categorical standards to assist it in determining director independence, and the standards adopted conform to or are more exacting than the independence requirements contained in the NYSE listing standards.  As required by the NYSE listing standards, the Board of Directors will consider all material relevant facts and circumstances known to it in making an independence determination, both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation.

A director will not be independent if the director falls within one of the following categories as determined by the Board of Directors or a committee thereof, based on facts known to it in light of the meanings ascribed to those categories under applicable NYSE guidance and the Company’s Corporate Governance Principles, where applicable, and otherwise by the Board of Directors or a committee thereof within its discretion:

•	The director is or has been, within the past three years, employed by the Company, or an immediate family member is an executive officer of the Company;
•
The director receives more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	An immediate family member of the director is employed by the Company and receives more than $100,000 per year in direct compensation from the Company;
•
The director is or has been, within the past three years, affiliated with or employed by the Company’s independent auditor, or an immediate family member is or has been, within the past three years, affiliated with or employed in a professional capacity by the Company’s independent auditor;

•
A Company executive is or has been, within the past three years, on the compensation committee of the Board of Directors of a company which employs a Company director, or an immediate family member of that Company director, as an executive officer;

•
The director is an executive officer or employee, or an immediate family member is an executive officer, of another company that does business with the Company, and the sales by that company to the Company or purchases by that company from the Company, in any single fiscal year, are more than the greater of two percent (2%) of the annual revenues of that company or $1 million;

•
The director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to the Company for borrowed money, or to which the Company is indebted for borrowed money, and the total amount of either of such companies’ indebtedness to the other at the end of the last completed fiscal year is more than two percent (2%) of the other company’s total consolidated assets; or

•
The director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are more than two percent (2%) of that organization’s total annual charitable receipts during its last completed fiscal year.

The Board has applied the foregoing standards and considerations to each current member of the Board and to such Board members’ immediate family members, and has affirmatively determined that the following nine of the 13 current directors have no material relationship with us other than service as a director, and are therefore independent: Samuel P. Bell, III, Hugh M. Brown, Bradley Currey, Jr., Theodore J. Hoepner, David H. Hughes, Toni Jennings, Wendell S. Reilly, Jan E. Smith and Chilton D. Varner.   Mr. Hughes is not standing for re-election. In the case of Mr. Bell, the Board’s determination that the Company’s relationship with the law firm of which Mr. Bell is a shareholder is not material was based on the fact that the total amount of fees paid to that firm by the Company and its subsidiaries in 2007 was significantly less than one percent (1%) of either entity’s total revenues.  In each case, the Board also considered the fact that from time to time, in the ordinary course of business and on usual commercial terms, we and our subsidiaries may provide services in our capacities as insurance intermediaries to various directors of the Company, and to entities in which various directors of the Company have direct or indirect interests.

Our Board of Directors has an Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee. The charters of each of these Board committees are available in the “Corporate Governance” section, under “Key Documents” on our website (www.bbinsurance.com) and are also available in print to any shareholder who requests a copy from the Corporate Secretary. The current members of the Audit Committee are Hugh M. Brown (Chair),  Bradley Currey, Jr., Toni Jennings and Wendell Reilly, each of whom is independent as defined within the NYSE listing standards.  The duties of the Audit Committee, which held four regular meetings and one special meeting during 2007, are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with our independent certified public accountants to review and discuss the scope and results of the annual audit, and to consider various accounting and auditing matters related to the Company, including our system of internal controls and financial management practices.  The Audit Committee includes at least one audit committee financial expert, Bradley Currey, Jr., among its members.

The Compensation Committee currently consists of Chilton D. Varner (Chair), Theodore J. Hoepner, David H. Hughes, Toni Jennings, and Jan E. Smith, each of whom is independent as defined in the listing standards for the NYSE.  The Compensation Committee sets the base salary levels and bonuses for our Chief Executive Officer, and determines the salary levels and bonuses for our other executive officers, including the Named Executive Officers. See “Executive Compensation - Board Compensation Committee Report on Executive Compensation” and “Compensation Discussion and Analysis.”  The Compensation Committee also reviews and makes recommendations with respect to our existing and proposed compensation plans, and is responsible for administering our 1990 Employee Stock Purchase Plan, our Stock Performance Plan, and our 2000 Incentive Stock Option Plan for Employees.  The Compensation Committee is authorized by its charter to form and delegate authority to subcommittees when appropriate.  The Compensation Committee held four regular meetings and one special meeting in 2007.

The Nominating/Corporate Governance Committee currently consists of Bradley Currey, Jr. (Chair),  Hugh M. Brown, David H. Hughes, Wendell Reilly and Chilton D. Varner, each of whom is independent as defined in the listing standards for the NYSE.   This Committee’s duties include duties associated with corporate governance, as well as the nomination of persons to stand for election to the Board at our Annual Shareholders’ Meeting and recommendation of nominees to the Board of Directors to fill vacancies on, or as additions to, the Board.  The Nominating/Corporate Governance Committee held four regular meetings in 2007.

The Nominating/Corporate Governance Committee will consider nominations of persons for election as directors that are submitted in writing by shareholders in accordance with our procedures for shareholder proposals.  See “Proposals of Shareholders.”  Such proposals must contain all information with respect to such proposed candidate as required by the SEC’s proxy rules, must address the manner in which the proposed candidate meets the criteria described below, and must be accompanied by the consent of such proposed candidate to serve as a director, if elected.  The Nominating/Corporate Governance Committee has not established “minimum qualifications” for director nominees, because it is the view of the Committee that the establishment of rigid “minimum qualifications” might preclude the consideration of otherwise desirable candidates for election to the Board.  The Nominating/Corporate Governance Committee will consider proposed candidates identified by non-management directors, the Chief Executive Officer and other executive officers, and shareholders, and will evaluate such candidates based on a number of factors, including: (a) the need or desirability of maintaining or expanding the size of the Board; (b) independence; (c) credentials, including, without limitation, business experience, experience within the insurance industry, educational background,  professional training, designations and certifications; (d) interest in, and willingness to serve on, the Board; (e) ability to contribute by way of participation as a member of Board committees; (f) financial expertise and sophistication; (g) basic understanding of the Company’s principal operational and financial objectives, plans and strategies, results of operations and financial condition, and relative standing in relation to the Company’s competitors; and (h) willingness to commit requisite time and attention to Board service, including preparation for and attendance at regular quarterly meetings, special meetings, committee meetings and periodic Board “retreats.”

 The Nominating/Corporate Governance Committee and the Board consider a variety of sources when identifying individuals as potential Board members, including other enterprises with which Board members are or have previously been involved and through which they have become acquainted with qualified candidates.  The Company does not pay any third party a fee to assist in the identification or evaluation of candidates.

The Nominating/Corporate Governance Committee has nominated those persons named in “Proposal 1 - Election of Directors” below to stand for election to the Board of Directors at the 2008 Annual Shareholders’ Meeting.   Two of these nominees, Wendell S. Reilly and J. Powell Brown, President of the Company, were appointed to the Board effective October 24, 2007.  Mr. Reilly was recommended for consideration for nomination in October 2007 by the Chief Executive Officer and a non-management Board member.

Corporate Governance Principles; Code of Business Conduct and Ethics; Code of Ethics for Chief Executive Officer and Senior Financial Officers

The Board of Directors has adopted Corporate Governance Principles, a Code of Business Conduct and Ethics, and a Code of Ethics for Chief Executive Officer and Senior Financial Officers.  The full text of the Corporate Governance Principles, Code of Business Conduct and Ethics, and Code of Ethics for Chief Executive Officer and Senior Financial Officers can be found in the “Corporate Governance” section, under “Key Documents” on our website (www.bbinsurance.com) and are available in print to any shareholder who requests a copy from the Corporate Secretary.

Communication with Directors

Interested parties, including shareholders, may communicate with our Board of Directors, with specified members or committees of our Board, or with non-management directors as a group or with the Lead Director of the non-management directors, Bradley Currey, Jr., by sending correspondence to our Corporate Secretary at 3101 West Martin Luther King, Jr. Boulevard, Suite 400, Tampa, Florida 33607, and specifying in such correspondence that the message is for our Board or for one or more of its members or committees.  Communications will be relayed to Directors no later than the next regularly scheduled quarterly meeting of the Board and Board committees.

Compensation of Directors

During 2007, directors who are not employees of ours were paid $7,500 for attendance at each regular quarterly Board meeting attended in person, $2,000 for attendance at the annual Board “retreat,” $1,500 for attendance at each special Board meeting, and $1,500 for each committee meeting attended if such meeting occurred other than in conjunction with regularly scheduled quarterly Board meetings.  Commencing in 2008, directors who are not employees of ours are paid $12,000 for attendance at each regular quarterly Board meeting attended in person.  Directors who are members of a special committee of the Board received a fee of $2,500 for special committee meetings attended in person, and $1,500 for special committee meetings attended by phone in 2007. In addition, the Chairman of the Audit Committee is paid $4,000 in January of each year for services associated with that office.  Each director who is not an employee of ours also receives in January of each year $32,000 worth of shares of our common stock, valued as of the close of business on the last business day before the regular January meeting of the Compensation Committee, as additional compensation for such director’s services.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board.  No director who is an employee of ours receives separate compensation for services rendered as a director.

The following table sets forth cash and other compensation paid to directors who are not Named Executive Officers during 2007:

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
Samuel P. Bell, III	$42,000	$32,000	$0		$74,000
Hugh M. Brown	43,000	32,000	0		75,000
J. Powell Brown	-	-	$1,151,114	(1)	1,151,114
Bradley Currey, Jr.	41,500	32,000	0		73,500
Theodore J. Hoepner	32,500	32,000	0		64,500
David H. Hughes	32,500	32,000	0		64,500
Toni Jennings	33,500	32,000	0		65,500
Wendell Reilly	9,000	-	0		9,000
John R. Riedman	39,000	32,000	0		71,000
Jan E. Smith	47,500	32,000	0		79,500
Chilton D. Varner	40,500	32,000	0		72,500

(1)
Mr. J. Powell Brown is employed by us as President and his compensation in 2007 consisted of the following items:  $320,459 in base salary, $796,721 in bonus, $8,400 in perquisites and other personal benefits, $9,000 in Company contributions to retirement and 401(k) plans and $16,533 in cash dividends paid on granted PSP shares that have met the first condition of vesting.

Related Party Transactions Policy

Our Board of Directors has adopted a written policy governing the approval of related party transactions.  “Related Party Transactions” are transactions in which the Company is a participant, the amount involved exceeds $120,000 when all such transactions are aggregated with respect to an individual, and a “related party” had, has or will have a direct or indirect material interest.  “Related parties” are our directors (including any nominees for election as directors), our executive officers, any shareholder who beneficially owns more than five percent (5%) of our outstanding common stock and any firm, corporation, charitable organization or other entity in which any of the persons listed above is an officer, general partner or principal or in a similar position or in which the person has a beneficial ownership interest of 10% or more.  Under the Related Party Transactions Policy (the “Policy”), our General Counsel (or our Chief Executive Officer if the related party is the General Counsel or an immediate family member of the General Counsel’s) will review potential Related Party Transactions to determine if they are subject to the Policy.  If so, the transaction will be referred to the Nominating/Corporate Governance Committee for approval or ratification.  If, however, the General Counsel determines that it is not practical to wait until the next meeting of the Nominating/Corporate Governance Committee, the Chair of the Nominating/Corporate Governance Committee shall have the authority to act on behalf of the Nominating/Corporate Governance Committee in approving or ratifying a Related Party

Transaction (unless the Chair of the Nominating/Corporate Governance Committee is a Related Party in the Related Party Transaction).  In determining whether to approve a Related Party Transaction, the Nominating/Corporate Governance Committee (or, as applicable, the Chair of the Nominating/Corporate Governance Committee) will consider, among other things, the benefits of the transaction to the Company, the potential effect of entering into the transaction on a director’s independence, the availability of other sources for the products or services, the terms of the transaction and the terms available to unrelated third parties generally.  The Nominating/Corporate Governance Committee has authority to administer the Related Party Transactions Policy and to amend it as appropriate.

The Related Party Transactions Policy was established following our 2007 fiscal year, and therefore, with the exception of the transaction described with respect to Richard Freebourn, Jr., which occurred in 2008, the transactions discussed below were not subject to review, approval or ratification under the Related Party Transactions Policy.

Certain Relationships and Related Transactions

John R. Riedman, one of our directors, is Chairman of, and holds an equity interest of greater than ten percent (10%) in, Riedman Corporation, the landlord under a lease agreement with one of our subsidiaries, as tenant, with respect to office space in Rochester, New York. The lease provides for payment of annual rent of $255,000 for the first three years of a five-year lease term that commenced January 1, 2006, and three percent (3.0%) of the total revenues of the Rochester office for the remaining two years of the term.

J. Powell Brown, who is the son of J. Hyatt Brown, is employed by us as President and also has served as a director since October 2007, and received compensation of $1,151,114 for services rendered to us in his capacity as President in 2007. P. Barrett Brown, who is also the son of J. Hyatt Brown, is employed by Brown & Brown of Florida, Inc. and was previously employed with the Orange, California retail office of Brown & Brown of California, Inc., each a subsidiary of ours, and he received compensation of $170,592 for services rendered to those subsidiaries in 2007.

Brian Henderson, who is the son of Jim W. Henderson, is employed by Peachtree Special Risk Brokers, LLC, one of our subsidiaries, as a vice president and profit center leader in Boca Raton, Florida and received compensation of $504,187 for services rendered to that subsidiary in 2007.

Joanne B. Penny, who is the mother of J. Scott Penny, is employed by us as a producer in our Daytona Beach, Florida retail office and received compensation of $162,781 for services rendered in 2007.

Richard A. Freebourn, Jr., who is the son of Richard A. Freebourn, Sr., is employed by us as profit center leader in the Virginia Beach office of Brown & Brown Insurance Agency of Virginia, Inc., one of our subsidiaries, and previously served as a bond manager in the Daytona Beach, Florida office of Brown & Brown of Florida, Inc. Mr. Freebourn, Jr. received compensation of $159,463 for services rendered in 2007.  In March 2008, a subsidiary of ours purchased Mr. Freebourn, Jr.’s Orlando, Florida-area home, which had an appraised value as of September 2007 of $315,000, for $299,680 in connection with Mr. Freebourn, Jr.’s relocation to Virginia to assume responsibilities in connection with his promotion to profit center leader in Virginia Beach, and subsequently sold that home for $245,530, a difference of $54,150.

J. Hyatt Brown is a director of SunTrust Banks, Inc., an affiliate of SunTrust Bank Holding Company.  J. Powell Brown is a member of the Board of the SunTrust Bank/Central Florida.  We have a $20 million revolving credit facility and a term loan that was paid in full at December 31, 2007 with SunTrust Banks, Inc., and SunTrust Banks, Inc. also acts as escrow agent with respect to accounts related to certain acquisitions we have made.  We expect to continue to use SunTrust Banks, Inc. during 2008 for a substantial portion of our cash management requirements. Two of our subsidiaries provide insurance-related services to subsidiaries of SunTrust Banks, Inc., and a number of our offices provide services with respect to premium financing to another such subsidiary of SunTrust Banks, Inc.

For additional information concerning transactions with related persons, see “Executive Compensation - Compensation Committee Interlocks and Insider Participation.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act, as amended, requires our directors, officers, and persons who own more than ten percent (10%) of our outstanding shares of common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

 Based solely on our review of the copies of such reports furnished to us and written representations from certain reporting persons that no SEC Form 5s were required to be filed by those persons, we believe that during 2007, our directors, officers and 10% beneficial owners timely complied with all applicable filing requirements, except Messrs. Lloyd, Paschke and Strianese.  In the case of each of Messrs. Paschke and Strianese, Form 4s reflecting grants of stock pursuant to our Stock Performance Plan were filed one day late in July 2007 and in the case of Mr. Lloyd, the Form 4 reflecting a grant of stock pursuant to our Stock Performance Plan in January 2007 was not filed until February 2007 due to an administrative oversight.

COMPENSATION DISCUSSION AND ANALYSIS

Our overall compensation philosophy is as follows:

•	Attract and retain high-quality people, which is crucial to both the short-term and long-term success of the Company;
•	Reinforce strategic performance objectives through the use of incentive compensation programs; and
•	Create a mutuality of interest between the executive officers and shareholders through compensation structures that promote the sharing of the rewards and risks of strategic decision-making.

Our compensation system is designed to reward results as manifested in increases in net income, pre-tax earnings, and our stock price.  We seek to provide an executive compensation package that is driven by our overall financial performance, the increase in shareholder value, the success of the business units directly impacted by the executive’s performance, and the performance of the individual executive.

We provide a combination of pay elements with the goal of aligning executive incentives with shareholder value. Our executive compensation program includes both short and long-term compensation, with an emphasis on compensation that is tied to corporate and stock price performance. In the case of both our 2000 Incentive Stock Option Plan for Employees and our Stock Performance Plan, stock price appreciation is fundamental in realizing a compensation benefit. By emphasizing longer performance measurement periods by using long-term incentives, we align our executives’ interests with our shareholders’ interests and create an effective retention measure.

In this section, we discuss certain aspects of our compensation program as it pertains to our principal executive officer, our principal financial officer, and our three other most highly-compensated executive officers in 2007 (collectively, the “Named Executive Officers”). Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

Base Compensation. Base salaries are designed to provide competitive levels of compensation to our executives based on scopes of responsibility and duties. We pay base salaries because they provide a basic level of compensation and are necessary to recruit and retain executives. Salary levels for the Named Executive Officers other than the Chief Executive Officer are recommended by the Chief Executive Officer and reviewed by the Compensation Committee during the first quarter based upon the qualitative performance of each officer during the previous year.  Each of the Named Executive Officers other than the Chief Executive Officer reports to the Chief Executive Officer. If an officer has had no change in duties, the percentage of annual salary increases for such officer generally is expected to be approximately 3-5% of the officer’s base salary. Exceptional performance or an increase in the officer’s responsibilities may merit a larger increase.  In 2007, the result of application of these precepts was that the Compensation Committee, after consideration and review, accepted the recommendation of the Chief Executive Officer that annual salary increases of 3.5% be approved for the Named Executive Officers other than the Chief Executive Officer.   For information concerning compensation determinations for the Chief Executive Officer, please refer to the paragraph captioned “CEO Compensation,” below.

Annual Bonuses. The bonuses for the Named Executive Officers other than the Chief Executive Officer are recommended by the Chief Executive Officer and reviewed by the Compensation Committee.  With respect to bonuses for 2007, after consideration, discussion and review, the Compensation Committee accepted the recommendations of the Chief Executive Officer with respect to the bonuses for the Named Executive Officers other than the Chief Executive Officer, all of whom report to the Chief Executive Officer, without modification. The bonuses are based primarily on objective criteria, such as the earnings growth of the Company as a whole and/or the performance of the offices for which each such executive officer is responsible  In 2007, as in past years, including 2006, the bonuses of the Named Executive Officers were initially calculated based upon the following formula: 90% of the bonus in the previous year multiplied by the percentage increase in earnings per share in the most recently completed fiscal year, which in 2007 was 10.7%.   The resulting figure is subject to adjustment based upon a subjective analysis of the officer’s duties and performance, in the discretion of the Compensation Committee.  For 2007, such an adjustment was made in the form of a reduction of the bonus that would otherwise have been payable to Mr. Kirk, due to fact that the business units which comprise his region did not, in the aggregate, achieve their budgets.  For information concerning compensation determinations for the Chief Executive Officer, please refer to the paragraph captioned “CEO Compensation,” below.

Long-Term Compensation: Stock Performance Plan and 2000 Incentive Stock Option Plan. We emphasize long-term variable compensation at the senior executive levels because of our desire to reward effective long-term management decision-making and our desire to retain executive officers who have the potential to impact both our short-term and long-term profitability. Long-term incentives are designed to focus attention on long-range objectives and future returns to shareholders, and are presently delivered to the Named Executive Officers other than the Chief Executive Officer through the Stock Performance Plan (the “PSP”) and our 2000 Incentive Stock Option Plan for Employees (the “ISO Plan”). The Compensation Committee administers both our PSP and our ISO Plan, and may grant shares of performance stock under the PSP and/or stock options under the ISO Plan to key employees based upon salary levels, sales production levels and performance evaluations. Grants of stock pursuant to the PSP and grants of options pursuant to the ISO Plan have in past years been made to each of the Named Executive Officers other than J. Hyatt Brown, the Chairman and Chief Executive Officer of the Company, who is not a participant in either the PSP or the ISO Plan.

No grants were made to any of the Named Executive Officers in 2007 under either the PSP or the ISO Plan.  In February 2008, additional grants were made to the Named Executive Officers other than the Chief Executive Officer under both the PSP and the ISO Plan, and these grants are discussed below.

Grants of stock under our PSP are intended to provide an incentive for key employees to achieve our long-range performance goals by providing incentives to remain with us for a long period after the grant date and by tying the vesting of the grant to appreciation of our stock price. All of the Named Executive Officers other than the Chief Executive Officer have received PSP grants that include two conditions of vesting: first, the grants “tranche” in increments of 20% each time that the 20-day trading average of our stock price increases by 20% in the five years following the date of the grant. Thus, in the event that the stock price doubles, or increases by 100%, within five years following the date of grant, the first condition of vesting is met with respect to the entire amount of the grant.  Alternatively, if the stock price does not increase by 20% within five years following the date of grant, the first condition of vesting would not be met with respect to any portion of the grant. Once the first condition of vesting is met with respect to any portion of shares granted under this Plan, the grantee is entitled to receive dividends and to vote that portion of the shares. The Named Executive Officers other than the Chief Executive Officer initially received grants under the PSP in 1996, and thereafter in 1998, 2001, 2003 and 2008, in each instance after the first condition of vesting had been met with respect to all previous grants under this Plan. Grant amounts were determined based upon the nature and extent of job duties. Additionally, Messrs. Kirk and Walker received PSP grants in 1997 and 2000, respectively, based upon expansions of their job responsibilities. The second condition of vesting for all of the Named Executive Officers who have received PSP grants is continued employment with us for a period of 15 years following the date of grant or, if earlier, until the attainment of age 64, or disability or death. None of the grants made to the Named Executive Officers has met the second condition of vesting. If and when such condition is met, the vested shares will be delivered, and the market value of such shares as of the vesting date will be taxed as ordinary income to the recipients.

In January 2008, the Board approved, upon the recommendation of the Compensation Committee, an amendment to the PSP's vesting provisions relating to vesting of shares that have met the first condition of vesting (the result of stock price increases) upon attainment of age 64.  The effect of such amendment is that for PSP grants made after January 2008, participants attaining age 64 receive a pro rata portion (based on the number of years that have passed since the date of the grant, divided by 15) of grants or portions of grants that have met the first condition of vesting.  Thereafter, such participants receive an additional 1/15 of such grants or portions of grants each year through the fifteenth year from the date of the grant.

Grants of qualified and non-qualified stock options under our ISO Plan are intended to provide an incentive for key employees to achieve our short- to medium-range performance goals. In 2000, such grants were made to the Named Executive Officers other than the Chief Executive Officer and the Chief Financial Officer, and in 2003, when it was apparent that all grants made in 2000 had vested on an accelerated basis due to the satisfaction of the performance standard described below, grants were made to all of the Named Executive Officers other than the Chief Executive Officer. Additional grants were made to the Named Executive Officers other than the Chief Executive Officer in 2008, after the expiration of the period in which acceleration of the vesting of the 2003 ISO Plan grants could occur.  The amounts of the grants made in 2000 and 2003 were generally based on operating profit of the offices for which each of the Named Executive Officers receiving such grants was responsible. In each instance (other than the 2003 grant to the Chief Financial Officer), there was potential for acceleration of the vesting of these option grants based on the achievement of compound annual growth in pre-tax earnings in excess of 15% in the grantee’s region over the three-year period following the end of the specified “base year.” The granted options either (a) vested as this performance standard was achieved (that is, vesting was accelerated and occurred, in whole or in part, as the case may be, based on the extent to which pre-tax earnings grew in the referenced three-year period) or, in the event or to the extent that the performance standard was not achieved, (b) will vest on the day prior to the ten (10)-year anniversary date of the grant, whichever is earlier. Additionally, in some instances, at the election of the grantee, the exercise dates of limited portions of the grants were established to maximize the extent to which the options are tax-qualified rather than non-qualified. Vested stock options may be exercised only pursuant to a schedule set forth in each grantee’s agreement with us. The grantee may not sell or transfer any granted stock options.

In February 2008, grants were made to the Named Executive Officers other than the Chief Executive Officer under the PSP and the ISO Plan.  In the case of the grants made under the PSP, additional grants to many key employees, including the Named Executive Officers other than the Chief Executive Officer, had been contemplated and discussed in regular meetings of the Committee throughout 2007.  This was because the Committee was aware that as of January 2008, either the first condition of vesting would be met or forfeiture would occur with respect to the last PSP grants made to these persons five years earlier, in 2003. The Committee had previously agreed that the first quarter of 2008 would therefore be the appropriate time to consider additional PSP grants on a broad scale to participants who last received PSP grants in 2003.  Senior leadership of the Company conducted an extensive and detailed review of these participants in January and February 2008 determining, in each instance, whether or not a new grant was warranted, and if so, at what level, and the Chief Executive Officer developed his recommendations to the Committee with respect to the Named Executive

Officers other than the Chief Executive Officer, all of whom report to the Chief Executive Officer, as part of this process.  Information about this process and the basis for the recommendations made was shared with the Committee in the meeting at which the proposed grants were considered in February 2008. Additionally, the Committee considered and discussed publicly available information concerning stock-based compensation paid by other publicly-held brokerage firms for the year ended December 31, 2006 (the most recent available numbers) in reaching its determinations. The publicly-held brokerage firms whose information was included in this analysis were Aon Corporation, Arthur J. Gallagher & Co., Hilb Rogal & Hobbs Company, Marsh & McLennan Companies, and Willis Group Holdings Limited. The recommendation of the Chief Executive Officer, which was approved by the Compensation Committee after review and discussion, was that the PSP grants made to the Named Executive Officers other than the Chief Executive Officer have a value of twice the value of the grants made to each of these officers in 2003, subject to adjustment based upon a subjective analysis of the officer’s duties and performance, in the discretion of the Compensation Committee.  As a result, each of the Named Executive Officers other than the Chief Executive Officer received PSP grants with a value of twice the value of the 2003 grants that each had received with the exception of Mr. Riley, whose 2008 grant had a value of more than twice the value of the grant received in 2003 due principally to recognition of his success in identifying, negotiating and consummating acquisitions during 2007.  In the case of the grants made under the ISO Plan, the number of shares granted to the Named Executive Officers other than the Chief Executive Officer was recommended by the Chief Executive Officer based upon analysis of each officer’s duties and performance, and after consideration, review and discussion, those recommendations were approved without modification by the Committee.  In each instance, there is potential for acceleration of the vesting of these option grants in increments of twenty percent (20%) based upon each 20% increase in the stock price above the stock price at the time of the grant, based on a 20-trading-day average. Absent the satisfaction of this condition of acceleration, the options vest three months prior to their dates of expiration ten years after the date of grant.

CEO Compensation. With respect to the salary and bonus of J. Hyatt Brown, the Chairman and Chief Executive Officer of the Company, the Compensation Committee annually sets these amounts based upon the general operating performance of the Company and the performance of the Chief Executive Officer. The performance criteria most closely examined by the Committee are improvements in the Company’s earnings per share and net income, as well as the continuing growth of the Company’s business. The Committee also considers the annual Board evaluations of the performance of the Chief Executive Officer, and the salary levels and other compensation of chief executive officers in companies competitive with the Company.  For 2007, the Committee considered publicly available information concerning the compensation of chief executive officers of Aon Corporation, Arthur J. Gallagher & Co., Hilb Rogal & Hobbs Company, Marsh & McLennan Companies and Willis Group Holdings Limited, taking into account the differences in size of the peer companies as compared with the Company.

A salary increase of 3.5% for the Chief Executive Officer was unanimously approved by the Committee for 2008.  The $1,137,610 bonus for the Chief Executive Officer which was also unanimously approved by the Compensation Committee, was calculated by multiplying 90% of the bonus paid for 2006 by the 10.7 % increase in the Company’s 2007 earnings per share over 2006.  The Chief Executive Officer does not participate in the PSP or the ISO Plan.

The Committee reported the salary and bonus amounts set for the Chief Executive Officer to the full Board of Directors (excluding Mr. Hyatt Brown) in January 2008.

Other Compensation. As appropriate, and in the reasonable discretion of the Chief Executive Officer, certain golf or social club membership dues of the Named Executive Officers who have responsibility for the entertainment of clients, prospective clients and principals of acquisition prospects are reimbursed by the Company. Additionally, the Company reimburses the costs of annual physical examinations that are not otherwise covered by insurance for each of the Named Executive Officers. Along with all other full-time employees, each of the Named Executive Officers is eligible: (a) to receive matching and profit-sharing contributions made by the Company to the 401(k) accounts of participants in the qualified 401(k) Plan sponsored by the Company, (b) to participate in the Company’s Employee Stock Purchase Plan, (c) to

participate in group medical, dental and other benefit plans subscribed to by the Company and its subsidiaries and (d) to the extent permitted by applicable law, for reimbursement of any amounts earned by the Company on personal lines insurance such as homeowners and flood insurance purchased by such employees.

We offer a qualified 401(k) Plan to provide a tax-advantaged savings vehicle. We make matching contributions of 2.5% of contributions made by each participant to the 401(k) Plan to encourage employees to save money for their retirement. Additionally, in January of each year, the Board considers a discretionary profit-sharing distribution to 401(k) Plan participants and in January 2007, as in each year for at least the preceding 14 years, such a distribution, in an amount equaling 1.5% of compensation as reflected on each participant’s Wage and Tax Statement on Form W-2, was approved.  These plans, and our contributions to them, enhance the range of benefits we offer to executives and enhance our ability to attract and retain key employees.

Policy on Tax Deductibility. The Committee considers the anticipated tax treatment to the Company in its review and establishment of compensation programs and payments, including the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Named Executive Officers, other than compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements. The deductibility of compensation payments can depend upon numerous factors, including the nature of the payment and the time that income is recognized under various awards. Interpretations of, and changes in, applicable tax laws and regulations as well as other factors beyond the control of the Committee also can affect deductibility of compensation.  Our general policy is to deliver equity-based compensation to employees in as tax-efficient a manner as possible, taking into consideration the overall cost to the Company, for which the Company accounts in accordance with Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-Based Payment,” issued by the Financial Accounting Standards Board (“FASB”). The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.

Payments in the Event of Change in Control. The only Named Executive Officer whose employment agreement includes change in control provisions is J. Hyatt Brown. Those provisions require that there be both a change in control and an involuntary termination without “cause” or a voluntary termination for “good reason,” which is often referred to as a “double-trigger.” The double-trigger ensures that we will become obligated to make payments under the employment agreement only if Mr. Hyatt Brown’s employment actually terminates as a result of the change in control. For details of the change in control provisions applicable to Mr. Hyatt Brown, please see the table titled “Potential Payments Upon Termination or Change in Control - 2007” and the section titled “Employment and Deferred Compensation Agreements,” below.

The PSP and the ISO Plan include change in control provisions. The PSP provides that all granted PSP stock shall become fully vested and nonforfeitable in the event of: (i) the Company’s entry into any agreement to sell all or substantially all of its assets or to enter into any merger, consolidation, reorganization, division or other corporate transaction in which Company stock is converted into another security or into the right to receive securities or property, where such agreement does not provide for the assumption or substitution of PSP Stock; (ii) any tender or exchange offer for the Company’s stock accepted by a majority of the shareholders of the Company; or (iii) the death of J. Hyatt Brown and the subsequent sale by his estate, his wife, his parents, his lineal descendants, any trust created for his benefit during his lifetime, or any combination of the foregoing, of the Company stock owned by J. Hyatt Brown prior to his death. The PSP further provides that if any shares of PSP stock become fully vested and nonforfeitable because of the occurrence of these events, the Company shall pay to the holders of such shares, within 60 days of the occurrence of such event, the full amount of any federal and state income tax liability incurred by such holder as a result of such vesting, including, without limitation, any excise tax with respect to such vesting (e.g., under Internal Revenue Code Section 4999 and any successor provision) as well as the amount of any tax liability with respect to the “gross-up” payment described in the preceding sentence. Additionally, the PSP provides that in the event of any “Change in Control” (as defined in the PSP), the Board thereafter shall have the right to take such action with respect to any shares of PSP stock that are forfeitable, or all such shares of PSP stock, as the Board in its sole and absolute discretion deems appropriate under the circumstances to protect the interests of the Company in maintaining the integrity of the awards under the PSP, and states that the Board shall have the right to take different action with respect to different “Key Employees” (as defined in the PSP) or different groups of “Key Employees,” as the Board in its sole and absolute discretion deems appropriate under the circumstances. For information concerning the value of the vested PSP stock that each of the Named Executive Officers would have in the event that one of the triggering events described above occurred on the last business day of 2007, please see the table titled “Potential Payments Upon Termination or Change in Control - 2007” below.

The ISO Plan provides that all participants, which includes all of the Named Executive Officers other than the Chief Executive Officer, shall be deemed to have vested one hundred percent (100%) in all options granted under that plan in the event of such participant’s involuntary or constructive termination of service with us (other than for specified causes, as set forth in the ISO Plan) within 12 months after a “Transfer of Control” as defined in the ISO Plan. For information concerning the value of the vested options that each of the Named Executive Officers would have under the ISO Plan in the event that termination of employment after “Transfer of Control” had occurred on the last business day of 2007, please see the table titled “Potential Payments Upon Termination or Change in Control - 2007” below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL - 2007

		Before Change in Control	After Change in Control
Name	Benefit	Termination w/o Cause or Resignation for Good Reason	Termination w/o Cause or Resignation for Good Reason		Voluntary Termination	Death	Disability	Change in Control
J. Hyatt Brown	Employment Agreement	$0	$54,726,234	(1)	$0	$0	$0	$54,726,234
Cory T. Walker	ISO(2)	0	386,000		0	0	0	386,000
	PSP(2)	0	4,159,124		0	4,159,124	4,159,124	4,159,124
Jim W. Henderson	ISO(2)	0	97,828		0	0	0	97,828
	PSP(2)	0	5,902,448		0	5,902,448	5,902,448	5,902,448
Kenneth D. Kirk	ISO(2)	0	102,537		0	0	0	102,537
	PSP(2)	0	5,798,108		0	5,798,108	5,798,108	5,798,108
Thomas E. Riley	ISO(2)	0	1,395,483		0	0	0	1,395,483
	PSP(2)	0	5,848,868		0	5,848,868	5,848,868	5,848,868

(1)
Additionally, in the event of termination of Mr. Hyatt Brown’s employment following a change in control as defined in his employment agreement, the Company (or our successor) would be required  to pay Mr. Hyatt Brown an amount (a “gross-up payment”) with respect to excise taxes that may be imposed under applicable tax laws on payments and benefits received in connection with a change of control. The gross-up payment would make Mr. Brown whole for excise taxes (and for all taxes on the gross-up payment) with respect to payments and benefits received. Mr. Hyatt Brown would also be entitled to continuation of group medical and other like benefits offered by the Company to employees for a period of three years following involuntary or constructive termination following a change in control, which, had the triggering events occurred on December 31, 2007, the last business day of the Company’s last completed fiscal year, would total approximately $24,177 for medical and other benefits and $27,000 representing Company contributions to its 401(k) Plan. For more detailed information concerning the terms of Mr. Hyatt Brown’s employment agreement, please see the section titled “Employment and Deferred Compensation Agreements” below.

(2)
All figures shown for the value of stock granted under the PSP and the ISO Plan that would vest upon death, disability or following a change in control are calculated based on the assumption that the triggering event(s) for such vesting took place on December 31, 2007, the last business day of the Company’s last completed fiscal year, and that the price per share of our common stock is $23.50, the closing market price as of that date. For more detailed information concerning the change in control provisions of the PSP and the ISO Plan, please see the section titled “Compensation Discussion and Analysis - Payments in the Event of Change in Control” above.

EXECUTIVE COMPENSATION

The following table sets forth the compensation received by our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers in 2007 (the “Named Executive Officers”) for services rendered to us in such capacity for the years ended December 31, 2007 and 2006:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(1)		Total ($)
J. Hyatt Brown	2007	$636,141	$1,137,610	$0	$0	$0	$0	$132,465	(2)	$1,906,216
Chairman of the Board &	2006	614,629	1,142,292	0	0	0	0	147,950	(2)	1,904,871
Chief Executive Officer

Cory T. Walker	2007	229,355	275,420	0	0	0	0	54,958		559,733
Chief Financial Officer,	2006	221,600	276,444	0	0	0	0	49,100		547,144
Sr. Vice President and
Treasurer

Jim W. Henderson	2007	454,974	1,010,087	0	0	0	0	85,115		1,550,176
Vice Chairman & Chief	2006	439,589	1,013,838	0	0	0	0	80,671		1,534,098
Operating Officer

Kenneth D. Kirk	2007	333,937	797,000	0	0	0	0	75,034		1,205,971
Regional President	2006	312,133	800,000	0	0	0	0	71,174		1,183,307

Thomas E. Riley	2007	374,685	929,847	0	0	0	0	83,346		1,387,878
Regional President	2006	362,014	933,300	0	0	0	0	73,212		1,368,526
__________

(1)	These dollar amounts include the items identified in the table titled "All Other Compensation Table “ below.

(2)
This amount includes the annual premium of approximately $98,496 paid for a life insurance policy with limits of $20 million on the lives of Mr. Hyatt Brown and his spouse pursuant to which proceeds will be paid to the Company upon the later of the death of Mr. Hyatt Brown or his spouse.  Pursuant to an agreement between the Company and Mr. and Mrs. Hyatt Brown, at the option of the estate of the second to die (the “Estate”), we will purchase stock of the Company owned by the Estate in an amount not to exceed the proceeds of the above-referenced insurance policy.

ALL OTHER COMPENSATION TABLE - 2007

Name	Year	Perquisites and Other Personal Benefits ($)(1)	Tax Reimbursements ($)	Insurance Premiums ($)(2)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)	Cash Dividends (3) ($)	Total ($)
J. Hyatt Brown	2007	$13,226	$0	$110,238	$9,000	$0	$0	$132,465
	2006	28,255	0	110,895	8,800	0	0	147,950
Cory T. Walker	2007	0	0	1,712	9,000	0	44,246	54,958
	2006	1,320	0	1,813	8,800	0	37,167	49,100
Jim W. Henderson	2007	11,108	0	2,215	9,000	0	62,792	85,115
	2006	17,068	0	2,058	8,800	0	52,745	80,671
Kenneth D. Kirk	2007	4,352	0	0	9,000	0	61,682	75,034
	2006	10,561	0	0	8,800	0	51,813	71,174
Thomas E. Riley	2007	10,117	0	2,007	9,000	0	62,222	83,346
	2006	10,402	0	1,743	8,800	0	52,266	73,212
__________

(1)
These amounts include reimbursement of the cost of annual physical examinations to the extent not otherwise covered by insurance and reimbursement of certain club membership dues. For additional information, please see "Compensation Discussion and Analysis - Other Compensation."

(2)
These dollar amounts include amounts earned by the Company and reimbursed to these employees for personal lines insurance purchased by these employees through the Company or its subsidiaries. In the case of Mr. Hyatt Brown, the amount also includes the matters described in footnote 2 to the Summary Compensation Table, above.

(3)	These amounts represent cash dividends paid on granted PSP shares that have met the first condition of vesting.

 Grants of Plan-Based Awards in 2007

No stock options, stock awards or non-equity incentive plan awards were granted to the Named Executive Officers in 2007.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The closing market price of our stock underlying the stock options granted under our 2000 Incentive Stock Option Plan for Employees was $23.50 per share as of December 31, 2007. The resulting difference between the year-end market price and the adjusted exercise price per share of $4.84 for options granted in 2000 is $18.66  per share, and the adjusted exercise price per share of $15.78 for options granted in 2003 is $7.72 (per share exercise prices are adjusted to reflect the two-for-one common stock splits that become effective November 28, 2005, November 21, 2001 and August 9, 2000, respectively). Therefore, the values at fiscal year-end of unexercised “in-the-money” options granted to the Named Executed Officers are as set forth in the table below:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2007

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
J. Hyatt Brown	-	-	-	-	-	-	-	-	-
Cory T. Walker	-	-	50,000	15.78	3/24/2013	176,984	4,159,124	4,286	100,721
Jim W. Henderson	-	-	-	4.83	4/20/2010	251,168	5,902,448	5,142	120,837
	-	12,672	-	15.78	3/24/2013	-	-	-	-
Kenneth D. Kirk	41,360	-	-	4.83	4/20/2010	246,728	5,798,108	4,572	107,442
	100,118	-	13,282	15.78	3/24/2013	-	-	-	-
Thomas E. Riley	82,720	-	-	4.83	4/20/2010	248,888	5,848,868	4,572	107,442
	-	-	180,762	15.78	3/24/2013	-	-	-	-

OPTION EXERCISES AND STOCK VESTED - 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Hyatt Brown	-	-	-	-
Cory T. Walker	-	-	-	-
Jim W. Henderson	604,880	10,866,681	-	-
Kenneth D. Kirk	-	-	-	-
Thomas E. Riley	-	-	-	-

Long-Term Incentive Plans - Awards in Last Fiscal Year

No shares of stock under our Stock Performance Plan were granted to the Named Executive Officers in 2007.

Employment and Deferred Compensation Agreements

Effective July 29, 1999, J. Hyatt Brown entered into an Employment Agreement that superseded Mr. Brown’s prior agreement with us. The agreement provides that Mr. Brown will serve as Chairman of the Board and Chief Executive Officer. The agreement also provides that upon termination of employment, Mr. Brown will not directly or indirectly solicit any of our clients or employees for a period of three years.

The agreement requires us to make a payment to an escrow account upon a “Change of Control” (as defined in the agreement) and if, within three years after the date of such Change of Control, Mr. Brown is terminated or he resigns as a result of certain Adverse Consequences (as defined in the agreement), the amount in the escrow account will be released to Mr. Brown. The amount of the payment will be equal to two times the following amount: three times the sum of Mr. Brown’s annual base salary and most recent annual bonus, multiplied by a factor of one plus the percentage (expressed as a decimal amount) representing the percentage increase, if any, in the price of our common stock between the date of the agreement and the close of business on the first business day following the date the public announcement of the Change of Control is made. Mr. Brown will also be entitled to receive all benefits he enjoyed prior to the Change of Control for a period of three years after the date of termination of his employment.

 Additionally, in the event of termination of Mr. Brown’s employment following a change in control as defined in the Employment Agreement, the Company (or our successor) would be required to pay Mr. Brown an amount (a “gross-up payment”) with respect to excise taxes that may be imposed under applicable tax laws on payments and benefits received in connection with a change of control. The gross-up payment would make Mr. Brown whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received.

As defined in the Employment Agreement, a “Change of Control” includes the acquisition by certain parties of 30% or more of our outstanding voting securities, certain changes in the composition of the Board of Directors that are not approved by the incumbent Board, and the approval by our shareholders of a plan of liquidation, certain mergers or reorganizations, or the sale of substantially all of our assets. The “Adverse Consequences” described above generally involve our (or our successor's) breach of the Employment Agreement, a change in the terms of Mr. Brown’s employment, a reduction in our dividend policy, or a diminution in Mr. Brown’s role or responsibilities.

We entered into the Employment Agreement with Mr. Brown after determining that it was in our best interests and our shareholders’ best interests to retain his services in the event of a threat or occurrence of a Change of Control and thereafter, without alteration or diminution of his continuing leadership role in determining and implementing our strategic objectives. We also recognized that, unlike our other key personnel who participate in our Stock Performance Plan, Mr. Brown does not participate in that plan and would not enjoy the benefit of the immediate vesting of stock interests granted pursuant to that plan in the event of a Change of Control. The same is true of the subsequently adopted 2000 Incentive Stock Option Plan for Employees. Brown & Brown or Mr. Brown may terminate his employment at any time upon 30 days’ notice.

Jim W. Henderson, J. Powell Brown, Thomas E. Riley, Kenneth D. Kirk, Linda S. Downs, C. Roy Bridges, Charles H. Lydecker, Kenneth R. Masters, Michael Paschke, J. Scott Penny, Tony Strianese, Cory T. Walker, Laurel L. Grammig, Richard A. Freebourn, Sr., Thomas M. Donegan, Jr. and Robert W. Lloyd have each entered into standard employment agreements with us. These agreements may be terminated by either party (in the case of Ms. Downs and Messrs. Henderson and Kirk, upon 30 days’ advance written notice). Compensation under these agreements is at amounts agreed upon between us and the employee from time to time. Additionally, for a period of two years following the termination of employment (three years in the case of Ms. Downs and Messrs. Henderson, Powell Brown, Kirk, and Riley), these agreements prohibit the employee from directly or indirectly soliciting or servicing our clients, or soliciting our employees to leave their employment with us.

Compensation Committee Interlocks and Insider Participation

Since May 2007, the members of our Compensation Committee have been Chilton D. Varner (Chair), Theodore Hoepner, David H. Hughes, Toni Jennings and Jan E. Smith.  Prior to May 2007, the members of our Compensation Committee were Samuel P. Bell, III (Chairman), Hugh M. Brown, Bradley Currey, Jr., David H. Hughes, Toni Jennings (effective January 2007), Jan E. Smith and Chilton D. Varner.

David H. Hughes is a director of SunTrust Banks, Inc., Jan E. Smith is a director of SunTrust Bank/Gulf Coast, Hugh M. Brown is a director of SunTrust Bank of Orlando and Toni Jennings is a director of SunTrust Bank/Central Florida. We have a $20 million revolving credit facility and a term loan with no remaining balance at December 31, 2007 with SunTrust Banks, Inc., an affiliate of SunTrust Bank Holding Company. SunTrust Banks, Inc. also acts as escrow agent with respect to accounts related to certain acquisitions we have made. We expect to continue to use SunTrust Banks, Inc. during 2008 for a substantial portion of our cash management requirements. Two of our subsidiaries provide insurance-related services to subsidiaries of SunTrust Banks, Inc., and a number of our offices provide services with respect to premium financing to another such subsidiary of SunTrust Banks, Inc. Payments made to, and received from, SunTrust Banks, Inc. and its subsidiaries ("SunTrust") in 2007 totaled less than 1.0% of our or SunTrust's total consolidated revenues.

For additional information concerning transactions with related persons, see “Certain Relationships and Related Transactions.”

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report shall not be incorporated by reference into any such filings.

The Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) establishes the Company’s general compensation philosophy and oversees the development and implementation of compensation programs. The principal recurring responsibilities of the Committee are to: (1) annually evaluate the performance of the Chief Executive Officer in light of relevant corporate goals and objectives and set the compensation level of the Chief Executive Officer based on this evaluation; (2) make recommendations to the Board with respect to the Company’s existing and proposed incentive compensation plans and equity-based plans and to oversee the administration of these plans; and (3) make recommendations to the Board on the non-employee Directors’ compensation. The Compensation Committee consists of independent, non-employee Directors, who are appointed by the Board of Directors. The Compensation Committee operates pursuant to a charter, which can be found in the “Corporate Governance” section, under “Key Documents,” on the Company’s website at www.bbinsurance.com.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and those discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Chilton D. Varner (Chair)
Theodore J. Hoepner
David H. Hughes
Toni Jennings
Jan E. Smith

Report of the Audit Committee

The Audit Committee of the Board of Directors operates pursuant to an Audit Committee Charter adopted by the Company’s Board of Directors on June 14, 2000, as amended in 2004 and 2007.  The Audit Committee Charter is posted on the Company’s website (www.bbinsurance.com) in the “Corporate Governance” section, under “Key Documents.”

Each member of the Audit Committee qualifies as “independent” (as that term is defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the NYSE, as currently in effect).

With respect to the fiscal year ended December 31, 2007, the Audit Committee:

(1)           has reviewed and discussed the Company’s audited financial statements with management and the independent auditor;

(2)           has discussed with the independent auditor of the Company the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

(3)           has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures.  In performing its oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.  Accordingly, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards ("GAAS") or that the financial statements are presented in accordance with generally accepted accounting principles in the United States of America ("GAAP").

Based on the review and discussions with management and the independent auditors referenced above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Hugh M. Brown (Chair)
Bradley Currey, Jr.
Toni Jennings
Wendell S. Reilly

INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee selected Deloitte & Touche LLP to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2007.  Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders.  Final selection of Deloitte & Touche LLP to audit the Company’s consolidated financial statements for the 2008 fiscal year is expected to occur on or before the date of the Meeting subject to agreement with the Audit Committee on the audit fees for these services.

We incurred the following fees for services performed by Deloitte & Touche LLP for fiscal years 2007 and 2006:

FEES PAID TO DELOITTE & TOUCHE LLP

Audit Fees

The aggregate fees billed to us by Deloitte & Touche LLP for professional audit services rendered for the audit of our annual financial statements, the review of financial statements included in our Form 10-Qs and the audit of our internal control over financial reporting for the fiscal years ended December 31, 2007 and 2006 were $835,030 and $911,723, respectively.

Audit-Related Fees

The fees billed to us by Deloitte & Touche LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements that are not reported above under the caption “Audit Fees” consist of fees for performance of an audit and registration statement filing relating to our 401(k) benefit plan in each fiscal year. Commencing in 2007, a different accounting firm undertook the bulk of these responsibilities.  The aggregate fees billed to us by Deloitte & Touche LLP for such services for the fiscal years ended December 31, 2007 and 2006 totaled $0 and $1,000, respectively.

Tax Fees

No fees in this category were billed to us by Deloitte & Touche LLP for the fiscal years ended December 31, 2007 and 2006.

All Other Fees

No fees in this category were billed to us by Deloitte & Touche LLP for the fiscal years ended December 31, 2007 and 2006.

Audit Committee Policy for Pre-Approval of Independent Auditor Services

Our Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor pursuant to the Audit Committee’s pre-approval policies and procedures in order to assure that the provision of such services does not impair the auditor’s independence.  The Audit Committee requires that any proposed engagement of the independent auditor to perform services in addition to those approved in connection with the annual engagement letter entered into with the independent auditor must be considered and approved in advance by the Audit Committee, except that the Audit Committee has authorized management to engage the independent auditor to perform services which, in management’s judgment, the independent auditor is best qualified to perform, so long as any such engagements: (a) do not involve services identified by the SEC as prohibited non-audit services; (b) involve fees of no more than $50,000 in the aggregate on an annual basis; and (c) are subject to ratification by the Audit Committee following full disclosure of the nature and extent of the engagement at its next regularly scheduled quarterly meeting.  Any proposed services exceeding the referenced pre-approved cost level require specific pre-approval by the Audit Committee.

PROPOSAL 1 - ELECTION OF DIRECTORS

The twelve (12) nominees for election as directors at the Meeting are J. Hyatt Brown, Samuel P. Bell, III, Hugh M. Brown, J. Powell Brown, Bradley Currey, Jr., Jim W. Henderson, Theodore J. Hoepner, Toni Jennings, Wendell S. Reilly, John R. Riedman, Jan E. Smith and Chilton D. Varner.  Information concerning each of the nominees is set forth under the caption “Management - Directors and Executive Officers.” All nominees are now members of the Board of Directors.  Nomination of all nominees is for a one (1) -year term until the next Annual Meeting of Shareholders.

Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present.  Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees.  Should any nominee become unable or unwilling to accept nomination or election for any reason, it is expected that the resulting vacancy will not immediately be filled.  All nominees have consented to being named in the Proxy Statement and have agreed to serve if elected.  If any nominee for election as a director shall become unable to serve as a director, then proxies will be voted for such substitute nominee as the Nominating/Corporate Governance Committee of the Board of Directors may nominate.

PROPOSAL 2 – APPROVAL OF THE BROWN & BROWN, INC. 2008 SHARESAVE PLAN (THE “U.K. SHARESAVE PLAN”)

The Board of Directors has approved the adoption of the Brown & Brown, Inc. 2008 Sharesave Plan (the “U.K. Sharesave Plan”), subject to shareholder approval.  The aggregate number of shares that may be subject to future grants under the U.K. Sharesave Plan is one million (1,000,000) shares.  The Board recommends that shareholders approve the U.K. Sharesave Plan with such amendments (if any) to the U.K. Sharesave Plan as may be required to obtain U.K. HM Revenue & Customs approval of the U.K. Sharesave Plan.

Description of the U.K. Sharesave Plan

General

The purpose of the proposed U.K. Sharesave Plan is to provide employees in the United Kingdom a benefit that is comparable to the opportunity offered to full-time employees in the United States to participate in our Employee Stock Purchase Plan.  Under the U.K. Sharesave Plan, a committee authorized by the Board (the "Administrative Committee") may invite eligible employees to apply for options to purchase shares of Brown & Brown common stock, par value US$.10 per share (the “Shares”), for cash, at a price not less than the higher of the par value of a Share and eighty-five percent (85%) of the Market Value (as defined below) of the Shares at the time of the invitation.  For this purpose, the U.K. Sharesave Plan defines "Market Value" as the middle market quotation of a Share on the New York Stock Exchange on the last trading day before the date the invitation to apply for options is issued, or, if the Administrative Committee so decides, the average of the middle market quotations of a Share for the three (3) prior trading days before the invitation date.

The U.K. Sharesave Plan is administered by the Administrative Committee.  An aggregate of one million (1,000,000) shares of common stock have been reserved for issuance under the U.K. Sharesave Plan.

This section summarizes the U.K. Sharesave Plan, and is qualified in its entirety by the full text of the U.K. Sharesave Plan, which is attached as Exhibit “A” to this Proxy Statement.

Eligibility

The persons eligible to apply for options under the U.K. Sharesave Plan are employees of the Company or any subsidiary of the Company that is designated a participating company who have been continuously employed for thirty (30) days (or for such longer period not exceeding five (5) years as determined by the Committee) and who are resident and ordinarily resident in the United Kingdom (U.K.).  The Committee may determine that any other employee may be eligible to apply for an option.  These eligible employees are generally employed in the U.K.  Currently, there are approximately ten (10) such eligible employees.

Invitations

The Committee has authority to issue invitations under the U.K. Sharesave Plan.  Options granted under the U.K. Sharesave Plan are not transferable.

Monthly Savings

Any eligible employee who applies for an option under the U.K. Sharesave Plan must enter into a “save as you earn” contract approved by the U.K. HM Revenue & Customs (the “Savings Contract”) with an authorized financial institution. In the Savings Contract the option holder (i) agrees to make monthly savings by payroll deduction of a fixed amount, not less than GBP(£)5 or generally more than £250 per month, (ii) for a three-year savings period (the minimum permissible savings period in order for the tax benefits described below to be realized under applicable U.K. law), and (iii) states whether for purposes of determining the number of Shares to be under option, the repayment under the Savings Contract will include a three-year bonus, or no bonus.  Upon expiration of the Savings Contract, the option holder will be entitled to a tax-free bonus in addition to repayment of the savings contributions. This bonus is the equivalent of further monthly contributions (in lieu of interest). The number of additional contributions is fixed by the U.K. Treasury.

Exercise and Lapse of Options

Options are normally only exercisable within six months from the end of the Savings Contract. Options can only be exercised using the proceeds of the Savings Contract, including the tax-free bonus. The maximum number of Shares that can be acquired on the exercise of an option is the number that can be acquired using the proceeds of the Savings Contract at the time of exercise. If an option holder does not wish to exercise, he or she may still benefit from the proceeds of the Savings Contract, including the tax-free bonus.

Options granted under the U.K. Sharesave Plan also become exercisable upon the following events:

•
termination of the option holder’s employment as a result of death, retirement on reaching age 65 or on reaching any other age at which the option holder is bound to retire in accordance with his contract of employment, injury, disability, or redundancy;

•	termination of the option holder’s employment in certain other circumstances more than three (3) years after the date of grant;
•
if the subsidiary that employs the option holder ceases to be a member of the Company's controlled group or if the business in which the option holder is employed is transferred or sold to a person which is neither an associated company of the Company nor a member of the Company's controlled group;

•	the option holder’s reaching age 65 and continuing to be an employee; and
•	the acquisition of control of the Company pursuant to a tender offer.

Options generally lapse six (6) months after becoming exercisable (one (1) year in the case of death). If an option holder does not retire at age 65, he or she may choose to wait until the end of the Savings Contract before exercising.

If the Company is acquired by another company by tender offer, that other company may agree to allow option holders to exchange options granted under the U.K. Sharesave Plan for new options for shares in that other company or one of its affiliates, so long as the new options and the new shares meet certain requirements intended to ensure that they are equivalent to the old options. The approval of the U.K. HM Revenue & Customs to such an exchange is required.

Adjustments to Options and Amendments to the U.K. Sharesave Plan

The U.K. Sharesave Plan permits the Company’s board of directors to make appropriate adjustments to the number of Shares subject to options and the exercise price of options, to reflect stock splits, reverse stock splits, and other similar events affecting the Shares. Any such adjustment must be approved by the U.K. HM Revenue & Customs, and our auditors must confirm that in their opinion the adjustment is fair and reasonable.

The U.K. Sharesave Plan may be amended by our board of directors at any time, including in ways that may increase the costs of the U.K. Sharesave Plan to the Company. However, any “material revision,” as defined by the New York Stock Exchange listing standards, or any increase in the number of Shares available under the plan, except pursuant to an adjustment described in the preceding paragraph, must be approved by the shareholders of the Company. No amendment will take effect unless and until approved by the U.K. HM Revenue & Customs. No amendment that adversely affects a participant’s rights under options already granted may take effect without the consent of the affected participants.

Tax Consequences

The U.K. Sharesave Plan is designed to enable U.K. resident option holders to receive favorable tax treatment under the tax laws of the U.K. The following paragraphs provide a brief summary of these tax benefits for the option holder and the employer company respectively.  The three-year savings period described above is the minimum permissible period required in order for these tax benefits to be realized under applicable U.K. law.

For the option holder the principal tax consequences of the U.K. Sharesave Plan are that:

•	any bonus received under the Savings Contract is tax-free;
•	no U.K. income tax (or U.K. social security contributions) applies on the grant of an option; and
•
no U.K. income tax (or U.K. social security contributions) arises upon the exercise of an option, provided that the exercise takes place more than three (3) years after grant in accordance with the rules of the U.K. Sharesave Plan. In certain circumstances, no U.K. income tax or U.K. social security contributions arise upon the exercise of an option within three years of the date of grant.

Where an option is exercised by a U.K. employee, the option holder’s employer company should, subject to satisfaction of the requirements of the U.K. tax legislation, ordinarily be able to claim U.K. corporation tax relief for the difference between the amount paid by the option holder on the exercise of options and the market value of the option Shares on acquisition. This relief is given for the tax period in which the option holder acquires the Shares.

Termination of the U.K. Sharesave Plan

No options may be granted under the U.K. Sharesave Plan after March 2018. The board of directors or a duly constituted committee thereof may terminate the U.K. Sharesave Plan at any time and no further options shall be granted after that date but options granted before that date shall continue to be valid.

Recommendation

The Board believes that the approval of the U.K. Sharesave Plan will allow continued compensation of the employees of the Company and its subsidiaries based in the U.K. in a manner consistent with the compensation of employees based in the U.S., in each case providing appropriate incentives and aligning their interests with those of the Company's shareholders generally.

Accordingly, the Board unanimously recommends that shareholders vote FOR approval of the Brown & Brown, Inc. 2008 Sharesave Plan.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 2009 Annual Meeting of Shareholders must be received by us no later than November 20, 2008 to be included in our proxy statement and form of proxy related to that meeting.  In addition, the proxy solicited by the Board of Directors for the 2009 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that Meeting, unless we are provided with written notice of such proposal by February 3, 2009.  All shareholders’ proposals should be sent to our Corporate Secretary at 3101 W. Martin Luther King Jr. Boulevard, Suite 400, Tampa, Florida 33607.

OTHER MATTERS

Our 2007 Annual Report to Shareholders (the “Annual Report”) accompanies this Proxy Statement.  We will provide to any shareholder, upon the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and the exhibits thereto, for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Any such request should be directed to Brown & Brown, Inc., 3101 W. Martin Luther King Jr. Boulevard, Suite 400, Tampa, Florida 33607, Attention: Corporate Secretary. No charge will be made for copies of such Annual Report on Form 10-K; however, a reasonable charge will be made for copies of the exhibits.

Only one copy of this Proxy Statement and the accompanying Annual Report is being delivered to shareholders who share an address, unless we have received contrary instructions from one or more of such shareholders.  We will promptly deliver a separate copy of this Proxy Statement and the accompanying Annual Report to any shareholder at a shared address to which a single copy of these documents has been delivered upon our receipt of a written or oral request from that shareholder directed to the address shown above, or to us at 813-222-4100.  Any shareholder sharing a single copy of the Proxy Statement and Annual Report who wishes to receive a separate mailing of these materials in the future, or any shareholders sharing an address and receiving multiple copies of these materials who wish to share a single copy of these documents in the future should also notify us at the address shown above.

The material referred to in this Proxy Statement under the captions “Compensation Discussion and Analysis,” “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed soliciting material or otherwise deemed filed, and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

Laurel L. Grammig
Secretary

Tampa, Florida
March 20, 2008

BROWN & BROWN, INC. 2008 SHARESAVE PLAN Adopted by the Shareholders of the Company on [• ] 2008 HM Revenue & Customs Ref: SRS102684 Approved by HM Revenue & Customs on [• ]

CONTENTS

1	DEFINITIONS AND INTERPRETATION	1

2	GRANT OF OPTIONS	4

3	ADJUSTMENT OF OPTIONS ON CHANGE IN SHARE CAPITAL	6

4	RIGHTS TO EXERCISE OPTIONS	6

5	TAKEOVER, RECONSTRUCTION AND WINDING UP	9

6	LIMITS ON GRANT OF OPTIONS	11

7	ALTERATIONS	11

8	MISCELLANEOUS	11

9	TERMINATION	12

10	GOVERNING LAW	12

i

BROWN & BROWN, INC. 2008 SHARESAVE PLAN

1	DEFINITIONS AND INTERPRETATION

1.1	In this Plan, unless the context otherwise requires, the following terms have the following meanings:

"Adoption Date" means the date on which the Plan is adopted by the shareholders of the Company.

"Board" means the board of directors of the Company or a duly appointed committee thereof, including for the avoidance of doubt the compensation committee of such board of directors.

"Bonus Date" means the earliest date on which a bonus is payable under the Savings Contract made in connection with an Option.

"Company" means Brown & Brown, Inc., a corporation organised under the laws of the State of Florida.

"Control" has the meaning given to it by Section 840 of the Taxes Act.

"Dealing Day" means a day on which the New York Stock Exchange is open for the transaction of business.

"Eligible Employee" means an individual who either:

(a) is:

(i) an employee or Full-Time director of a Participating Company who is such an employee or Full-Time director on the relevant Invitation Date; and

(ii)
who has been such an employee or Full-Time director at all times during such period as the Board determines for the purpose of an issue of Invitations, such period being at least one day and not to exceed five years and ending on the relevant Invitation Date (disregarding any absence by reason of pregnancy or confinement); and

(iii)
whose earnings from the office or employment within sub-paragraph (i) of this definition are (or would be if there were any) general earnings to which section 15 or 21 applies (earnings for year when employee is resident and ordinarily resident in the UK) at the time of the relevant Invitation Date; and

(iv) who has not given or been given notice to terminate his employment with a Participating Company to the effect that he will cease to be an employee of any Participating Company; or

(b) is an employee or director (other than a non-executive director) of a Participating Company who is nominated by the Board to be eligible to participate,

1

and in either case who is not excluded from participating in the Plan by paragraph 11 of Schedule 3 (no material interest).

"Full-Time" means normally devoting at least 25 hours a week (excluding meal breaks) to the performance of the duties of his office or employment with the Company (and any other Participating Company).

"Grant Date" means the date on which an Option is granted determined in accordance with Rule 2.

"Grant Period" means the period of six weeks beginning with the date on which the Plan is formally approved by HM Revenue & Customs under Schedule 3 and thereafter:

(a) within the period of six weeks beginning with the Dealing Day immediately following the date on which the Company announces its final or interim results in any year; and

(b) the period of six weeks beginning with the Dealing Day immediately following the date on which any legislation, regulation or other rule or directive preventing the grant of an Option is removed or ceases to have effect; and

(c) at any other time if, in the opinion of the Board, the circumstances justify the grant of an Option.

"Independent Adviser" means the Company's solicitors or auditors or such other adviser as the Board may select.

"HM Revenue & Customs" means the Board of HM Revenue & Customs.

"Invitation" means an invitation to apply for an Option issued under Rule 2.1.

"Invitation Date" means the date on which an Invitation is issued.

"ITEPA" means the Income Tax (Earnings and Pensions) Act 2003.

"Key Feature" means a provision of the Plan which is necessary in order to meet the requirements of Schedule 3.

"Market Value" means

(a) if at the relevant time the Shares are listed in the daily official list of the New York Stock Exchange or the London Stock Exchange, the middle market quotation of a Share (as derived from that list) on the last Dealing Day before the Invitation Date (being not earlier than 30 days before the relevant Grant Date) or, if the Board so decides, an amount equal to the arithmetic average of the middle market quotations of a Share (derived on the same basis) for the three Dealing Days immediately preceding the Invitation Date (the first of which being not earlier than 30 days before the relevant Grant Date) provided that in no case may the market value of a Share be determined by reference to a Dealing Day which falls within a Proscribed Period; or

(b) if paragraph (a) of this definition does not apply, the market value (within the meaning of sections 272 and 273 Taxation of Chargeable Gains Act 1992) of a
2

Share on the last Dealing Day before the Invitation Date (being not earlier than 30 days before the relevant Grant Date) as agreed in advance with the Shares Valuation Division of HM Revenue & Customs.

"Option" an option to acquire Shares granted under the Plan.

"Participant" means a person who holds an Option.

"Participating Company" means the Company and any Subsidiary to which the Board has resolved from time to time that the Plan should extend.

"Plan" means the Brown & Brown, Inc. 2008 Sharesave Plan as set out in these Rules but subject to any alterations or additions made under Rule 7.

"Proscribed Period" means any period during which dealings in Shares by directors is proscribed due to the existence of unpublished price sensitive information, whether by the Company’s own code on insider dealing, regulations imposed by any exchange on which the Company’s shares are traded or otherwise.

"Savings Body" means any body with whom a Savings Contract can be made as selected by the Board (at its discretion).

"Savings Contract" means a contract under a certified SAYE savings arrangement within the meaning of section 703 of the Income Tax (Trading and Other Income) Act 2005 which has been approved by HM Revenue & Customs for the purpose of Schedule 3.

"Schedule 3" means Schedule 3 to ITEPA.

"Shares" means ordinary stock in the capital of the Company which satisfy the requirements of paragraphs 18 to 22 of Schedule 3.

"Specified Age" means 65 years.

"Standard Bonus" means a bonus which is payable on a Savings Contract.

"Subsidiary" means a body corporate which is a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985 and is under the Control of the Company.

"Taxes Act" means the Income and Corporation Taxes Act 1988.

1.2	Expressions not otherwise defined in the Plan have the same meanings as they have in Schedule 3 so far as is consistent with the context.

1.3	Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-extended.

1.4	Expressions denoting the masculine gender include the feminine, unless the context otherwise requires.

1.5	Expressions denoting the singular include the plural and vice versa, unless the context otherwise requires.

3

1.6	Any reference to a Rule is a reference to one of these Rules.

2	GRANT OF OPTIONS

2.1
Subject to Rule 6, the Board may issue during any Grant Period on similar terms (subject to paragraph 7(2) of Schedule 3) to every person who is at that time an Eligible Employee an Invitation, specifying the date by which it must be accepted (being not less than 14 days after the Invitation Date), the price per Share payable on exercise of the Option subject to the Invitation and the maximum permitted aggregate monthly savings contribution, being the lesser of the maximum amount specified in paragraph 25 of Schedule 3 and such sum as the Board decides shall apply to every Eligible Employee in respect of that Invitation provided always that no Invitation may be issued during a Proscribed Period.

2.2	No Option may be granted on any day unless:

(a)
that day falls no later than 30 days (or, where Rule 2.8 applies, 42 days) after the day (which, where the average of the middle market quotations of a Share for three Dealing Days has been used to determine the Market Value, shall be the first of such Dealing Days) on which the exercise price was determined under Rule 2.4; and

	(b)	every Eligible Employee at the relevant Invitation Date has been sent an Invitation; and

(c)
save to the extent permitted by Rule 2.8, every Eligible Employee at the relevant Invitation Date who has applied for an Option and has proposed to make a Savings Contract with a Savings Body approved by the Board for this purpose, is in fact granted an Option; and

	(d)	in respect of any Option granted to a director of the Company, that day does not fall within a Proscribed Period.

2.3
The consideration for the grant to any Eligible Employee of an Option shall be the Eligible Employee proposing to make a Savings Contract and in all other respects agreeing to be bound by the provisions of the Plan.

2.4	The price at which Shares may be acquired on the exercise of an Option shall be determined by the Board at the time of the relevant Invitation, provided that:

	(a)	the price shall not be less than 85 per cent of the Market Value at that time; and

	(b)	where the Option is to subscribe for Shares the price cannot be less than the nominal value of the Shares.

2.5
When applying for an Option, an Eligible Employee must specify the amount of the monthly contribution he is willing to pay under the Savings Contract which must not be less than £5 and state whether for the purposes of determining the number of Shares to be under Option, the repayment under the Savings Contract is to be taken as including the Standard Bonus or no bonus.  The amount of the repayment on the Bonus Date shall determine the maximum number of Shares that may be acquired on exercise of the Option.

4

2.6
Subject to Rule 2.8, the Board may specify in an Invitation whether, on that occasion, the repayment under the Savings Contract shall be taken as including a bonus and shall specify that the Savings Contract will be for a term of 3 years. For the avoidance of doubt, Savings Contracts may only be for a term of 3 years and may not be for a term of 5 years or 7 years.

2.7
For the purposes of Rule 2.5 the amount of the monthly contribution shall be the amount which the individual specifies in his application for the Option that he is willing to pay under the Savings Contract or, if lower, the maximum permitted amount, which shall be the lowest of:

(a)
£250 (or such other maximum amount as may for the time being be permitted under paragraph 25(3)(a) of Schedule 3) less any monthly contributions the individual is already making under any other Savings Contract;

	(b)	the maximum amount for the time being permitted under the terms of the Savings Contract; and

	(c)	such maximum amount (if any) as may have been determined by the Board for this purpose and specified in every Invitation issued on that occasion.

2.8
If the grant of Options on any day would cause any of the limits in Rule 6 to be exceeded, then, in relation to Options to be granted on that day, the following provisions will be successively applied (in the order in which they are set out) so far as is necessary to ensure that those limits are not exceeded:

	(a)	for the purposes of Rule 2.6, if the repayment would otherwise be taken as including a Standard Bonus it shall be deemed to include no bonus;

(b)
for those purposes the amount of the monthly contribution determined under Rule 2.7 shall be reduced pro rata to the extent necessary to ensure that the limits in Rule 6 are not exceeded, but shall not be reduced to less than the minimum permitted amount mentioned in Rule 2.11; and

(c)
if the total number of Shares comprised in all applications received in response to Invitations on any occasion is such that, after the application of Rule 2.7 and paragraphs (a) and (b) of this Rule 2.8, the grant of Options in respect of that number of Shares would still result in any of the limits in Rule 6 being exceeded, the Board may either not proceed with the grant of Options on that occasion or may adopt such method of random selection of applications as may be agreed in advance with HM Revenue & Customs, based on a monthly contribution to the Savings Contract of £5 and the inclusion of no bonus.

2.9	No Option may be granted more than 10 years after the Adoption Date.

2.10	Subject to Rule 4.3, an Option is personal to the Participant and may not be charged, assigned or transferred by a Participant and shall lapse immediately if it is so charged, assigned or transferred or if the Participant is adjudged bankrupt.

2.11	An Eligible Employee may not be granted an Option if the amount of the monthly contribution under the Savings Contract proposed to be made in connection with the Option, determined in accordance with this Rule 2, would be less than £5 (or such other

5

minimum amount as may from time to time be prescribed by paragraph 25(3)(b) of Schedule 3).

2.12	The Board may prescribe that the grant of an Option shall be conditional upon the Participant to whom the Option is granted agreeing to sign such form of consent pursuant to the Data Protection Act 1998 relating to the processing of that Participant's personal data for the purposes of the operation and administration of the Plan as may be required by the Board from time to time. The Board may further prescribe that in the event of a failure by that Participant to sign the relevant form of consent within such reasonable time period as may be specified by the Board, that the Option shall lapse.

3	ADJUSTMENT OF OPTIONS ON CHANGE IN SHARE CAPITAL

3.1	Subject to Rules 3.3 and 3.4, if the share capital of the Company is varied (whenever this occurs) by way of capitalisation or rights issue (including a variation in share capital having an effect similar to a rights issue), or sub-division, consolidation or reduction, or otherwise (including any process under Florida law having a substantially similar effect), the Board may make such adjustments as it considers appropriate under Rule 3.2.

3.2	An adjustment made under this Rule may be to one or more of the following:

(a) the number of Shares under any Option;

(b) the price at which Shares may be acquired by the exercise of any Option (provided that in the case of an Option to subscribe for Shares, the price cannot be reduced below the nominal value of the Shares unless the Board is authorised to capitalise from reserves of the Company a sum equal to the amount by which the nominal value exceeds the adjusted price (the "Shortfall") and so that on exercise of any such Option the Board shall capitalise and apply such sum as is necessary to pay up the Shortfall); and

(c) where any Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired.

3.3	Except in the case of a capitalisation issue, no adjustment under Rule 3.2 may be made without the prior confirmation in writing by the Independent Adviser that it is in his opinion fair and reasonable.

3.4	No adjustment may be made under Rule 3.2 without the prior consent of HM Revenue & Customs.

4	RIGHT TO EXERCISE OPTIONS

4.1	Options are exercisable in such form and manner as the Board may from time to time prescribe, provided that the monies paid for the Shares on exercise cannot exceed the amount of the repayment made and any interest or bonus paid under the Savings Contract made in connection with the Option, and for this purpose the amount of the repayment shall not include the amount of any monthly contribution the due date for payment of which falls more than one month after the date on which repayment is made.

4.2	Subject to Rules 4.3, 4.4, 4.6 and 5, an Option cannot be exercised before the Bonus Date or later than 6 months after the Bonus Date.

6

4.3	Subject to Rule 4.7, where a Participant dies at a time when he is a director or employee of a Participating Company:

	(a)	if he dies before the Bonus Date, the Option may (and if at all must) be exercised by his personal representatives within 12 months after the date of his death and shall lapse to the extent the Option remains unexercised at the expiry of that period; or

	(b)	if he dies within the 6 months following the Bonus Date, the Option may (and if at all must) be exercised within 12 months after the Bonus Date and shall lapse to the extent the Option remains unexercised at the expiry of that period.

4.4	Subject to Rule 4.7, where a Participant ceases to be a director or employee of a Participating Company (otherwise than by reason of his death):

	(a)	if he so ceases by reason of injury or disability (in either case to the satisfaction of the Board, in its absolute discretion), redundancy (within the meaning of the Employment Rights Act 1996) or retirement on reaching the Specified Age or such age at which he is bound to retire in accordance with his contract of employment any Option held by him at the date he ceases to be a director or employee may (and if at all must) be exercised within 6 months of his so ceasing and shall lapse to the extent the Option remains unexercised at the expiry of that period provided that the Option may not be exercised later than 6 months after the Bonus Date;

	(b)	if he so ceases by reason only that the office or employment is in a company of which the Company ceases to have Control, or relates to a business or part of a business which is transferred to a person who is not an associated company of the Company (for the purposes of paragraph 34(5) of Schedule 3), any Option held by him at the date he ceases to be a director or employee may (and if at all must) be exercised within 6 months of his so ceasing and shall lapse to the extent the Option remains unexercised at the expiry of that period provided that the Option may not be exercised later than 6 months after the Bonus Date;

	(c)	if he so ceases for any other reason on or before the third anniversary of the Grant Date, any Option held by him at the date he ceases to be a director or employee may not be exercised at all and shall lapse on the date of cessation; and

	(d)	if he so ceases for any other reason more than 3 years after the Grant Date, any Option held by him at the date he ceases to be a director or employee may (and, if at all must) be exercised within 6 months of his so ceasing and shall lapse to the extent the Option remains unexercised at the expiry of that period provided that the Option may not be exercised later than 6 months after the Bonus Date.

4.5	If at the Bonus Date a Participant is a director or employee of a company which is not a Participating Company but which is an associated company of the Company (for the purposes of paragraph 35 of Schedule 3), the Option may be exercised within 6 months of the Bonus Date and shall lapse to the extent the Option remains unexercised at the expiry of that period.

4.6	Subject to Rule 4.7, where any Participant continues to be a director or employee of a Participating Company after the Specified Age, he may exercise any Option held by him

7

at that time within 6 months of the date of attaining the Specified Age provided that the Option may not be exercised later than 6 months after the Bonus Date.

4.7	Where, before an Option has become capable of being exercised, the Participant gives notice that he intends to stop paying monthly contributions under the Savings Contract made in connection with the Option, or is deemed under its terms to have given such notice, or makes an application for repayment of the monthly contributions paid under it, the Option may not be exercised at all.

4.8	A Participant will not be treated for the purposes of Rule 4.4:

(a) as ceasing to be a director or employee of a Participating Company until such time as he is no longer a director or employee of any Participating Company;

(b) as ceasing to be a director or employee if, being a woman, she ceases to be a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under Section 82 of the Employment Rights Act 1996 before exercising an Option; or

(c) as ceasing to be a director or employee by reason of redundancy where his contract of employment continues by virtue of Regulation 5.1 of the Transfer of Undertakings for the Protection of Employment Regulations 1981.

4.9	Subject to Rule 4.4, a Participant may only exercise an Option at a time when he is a director or employee of a Participating Company unless the Participant is a director or employee of a company which is not a Participating Company but is an associated company of the Company (for the purposes of paragraph 35 of Schedule 3) in which case the Participant may exercise his Option in accordance with Rule 4.5.

4.10	A Participant may not exercise an Option at any time when he is not eligible to participate in the Plan by virtue of paragraph 11 of Schedule 3 or where such exercise would be by a director during a Proscribed Period. The personal representatives of a Participant may not exercise an Option after the death of the Participant if the Participant at the date of his death was not eligible to participate in the Plan by virtue of paragraph 11 of Schedule 3.

4.11	Within 30 days after an Option has been validly exercised by any person, the Board on behalf of the Company will allot to him or procure the transfer to him of the number of Shares in respect of which the Option has been validly exercised and issue a definitive share certificate in respect of those Shares.

4.12	All Shares allotted on the exercise of an Option shall rank equally in all respects with the shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of allotment. All Shares transferred on the exercise of an Option shall be transferred without any rights attaching to them by reference to a record date falling before the date of the transfer.

4.13	Where the Shares are quoted on the New York Stock Exchange the Company shall apply for any Shares allotted under the Plan to be admitted to trading on the New York Stock Exchange or to such other market on which Shares are then traded.

8

4.14	An Option will lapse on the failure of the Participant to sign a relevant form of consent pursuant to the Data Protection Act 1998 within such period as may be prescribed by the Board as set out at Rule 2.12.

5	TAKEOVER, RECONSTRUCTION AND WINDING UP

5.1	If any person (or persons acting in concert) obtains Control of the Company as a result of making:

(a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is met the person making the offer will have Control of the Company, or

(b) a general offer to acquire all the shares in the Company which are of the same class as the Shares,

a Participant may (subject to Rule 4) exercise his Option within six months of the time when the person making the offer has obtained Control of the Company and any conditions subject to which the offer is made have been met provided that the Option may not be exercised later than 6 months after the relevant Bonus Date.

5.2	If any person becomes entitled to give notice to the holders of shares in the Company under sections 979 to 989 of the Companies Act 2006 (or legislation which HM Revenue & Customs has agreed is equivalent to the same) a Participant may (subject to Rule 4) exercise his Option within the period during which that person is so entitled and to the extent that it is not exercised within that period the Option shall lapse provided that the Option may not be exercised later than 6 months after the relevant Bonus Date.

5.3	If the Court sanctions a compromise or arrangement proposed under Section 425 of the Companies Act 1985 (or legislation which HM Revenue & Customs has agreed is equivalent to the same) for the purposes of or in connection with a scheme for the reconstruction or amalgamation of the Company, a Participant may (subject to Rule 4) exercise his Option within the period beginning with the date when the Court sanctions the compromise or arrangement and ending 6 months after that date provided that the Option may not be exercised later than 6 months after the relevant Bonus Date.

5.4	If notice is duly given of a resolution being passed for the voluntary winding up of the Company, a Participant may (subject to Rule 4) exercise his Option at any time within 6 months of the date of the passing of such resolution provided that the Option may not be exercised later than 6 months after the relevant Bonus Date.

5.5	If any company (the "Acquiring Company"):

(a) obtains Control of the Company as a result of making:

(i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is met the Acquiring Company will have Control of the Company; and

(ii) a general offer to acquire all the shares in the Company which are in the same class as the Shares;

9

	(b)	obtains Control of the Company as a result of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985 (or legislation which HM Revenue & Customs has agreed is equivalent to the same); or

	(c)	becomes entitled to give notice to the holders of Shares under sections 979 to 989 of the Companies Act 2006 (or legislation which HM Revenue & Customs has agreed is equivalent to the same),

a Participant may, at any time within the applicable period for the event in question (as determined in accordance with paragraph 38(3) of Schedule 3) by agreement with the Acquiring Company, release any Option which has not lapsed in consideration of the Participant being granted an equivalent new Option over shares in a company within paragraph 39(2) of Schedule 3.

5.6	For the purposes of Rule 5.5 a new option granted pursuant to that Rule is an equivalent option if:

	(a)	the shares to which it relates:

(i) are in the Acquiring Company or some other company falling within paragraph 39(2) of Schedule 3 ("Eligible Company"); and

(ii) satisfy the conditions in paragraphs 18 to 22 of Schedule 3; and

	(b)	it is subject to and exercisable in accordance with the provisions of the Plan in the same manner as the Option immediately prior to its release; and

	(c)	the total market value of the shares over which it is granted is equal to the total market value of the Shares which were subject to the Option immediately prior to the release, and for this purpose the market value will be determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992; and

	(d)	the total amount payable by a Participant for the acquisition of shares under it is equal to the amount that would have been payable for the acquisition of Shares under the Option.

5.7	With effect from the release of an Option and the grant of an equivalent option pursuant to Rule 5.5 the Plan will be construed as if:

	(a)	the new option had been granted at the same time as the Option it replaces;

	(b)	references to the Company in Rules 3, 8.3 and 8.5 and such other Rules where appropriate were references to the Acquiring Company or, as the case may be, to any Eligible Company but references to Participating Company shall continue to be construed as if references to the Company were references to Brown & Brown, Inc.; and

	(c)	references to Shares were references to shares in the Acquiring Company, or as the case may be, in any Eligible Company.

10

6	LIMITS ON GRANT OF OPTIONS

6.1	The number of Shares for which options to subscribe may be granted under the Plan on any day may not, when added to the aggregate of:

(a) the number of Shares which immediately prior to that day have been or are capable of being issued on the exercise of Options granted under the Plan in the immediately preceding ten years; and

(b) the number of Shares which immediately prior to that day have been or are capable of being issued on the exercise of options granted in the immediately preceding ten years (or issued in that period otherwise than on the exercise of options) under any other employees' share plan adopted by the Company, exceed such number of Shares as represents 10 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

6.2	The aggregate of the monthly contributions being made at any time by any one Participant under the Plan and any other certified contractual savings schemes linked to any scheme or schemess approved under Schedule 3 may not exceed:

(a) £250 (or such other maximum amount as may for the time being be permitted under paragraph 25(3)(a) of Schedule 3); or

(b) such lower maximum figure as the Board may decide in respect of any Invitation Date under Rule 2.7 provided that no monthly contribution in respect of any Option granted prior to that Invitation Date shall be reduced due to the imposition of such lower maximum figure.

6.3	Without prejudice to the preceding parts of this Rule 6, the Board may from time to time specify the maximum number of Shares in respect of which Options may be granted on any day.

7	ALTERATIONS

7.1	The Board may at any time alter or add to all or any of the provisions of the Plan in any respect provided that no amendment to a Key Feature will have effect until approved by HM Revenue & Customs.

7.2	As soon as reasonably practicable after making any alteration or addition the Board shall notify in writing every Participant affected by it.

8	MISCELLANEOUS

8.1	The rights and obligations of any person under the terms of his office or employment with any Participating Company will not be affected by his participation in the Plan or any right which he may have to participate in it. The Plan does not form part of any contract of employment between any person and any Participating Company. A Participant whose office or employment is terminated for any reason whatsoever (and whether lawful or otherwise) will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of his rights or benefits (actual or prospective) under any Option then held by him or otherwise in connection with the Plan.

11

8.2	The Board may from time to time make and vary such rules and regulations not inconsistent with the Plan and establish such procedures for the administration and implementation of the Plan as it thinks fit, and in the event of any dispute or disagreement as to the interpretation of the Plan, or of any such rule, regulation or procedure, or as to any question or right arising from or related to the Plan, the decision of the Board will be final and binding on all persons.

8.3	The Company and any Participating Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for these purposes, to the extent permitted by law.

8.4	In any matter in which he is required to act under the Plan, the Independent Adviser will act as an expert and not as an arbitrator.

8.5	The Company will to the extent necessary at all times keep available sufficient authorised but unissued Shares for the purposes of the Plan and/or ensure that arrangements are in place for the transfer of sufficient issued Shares to satisfy any unexercised Options.

8.6	Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by first class post, in the case of a company to its registered office or such other address as has been notified to the sender, and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment. Where a notice or other communication is given by first class post, it will be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

8.7	The benefits to Participants under the Plan shall not form part of their wages or remuneration or count as pay or remuneration for pension fund or other purposes.

8.8	A Participant may at any time by notice in writing to the Company surrender such rights as might otherwise be available to him under any or all of his Options.

9	TERMINATION

The Board may at any time resolve to cease making further offers of participation under the Plan but in such event the subsisting rights of Participants will not be affected.

10	GOVERNING LAW

These rules and all Options are governed by and shall be construed in accordance with the laws of England and every Participant submits to the exclusive jurisdiction of the Courts of England in relation to the rules and all such Options.

12

■

BROWN & BROWN, INC.

Proxy Solicited on Behalf of the Board of Directors for the
Annual Meeting of Shareholders to be Held April 30, 2008

The undersigned hereby appoints Laurel L. Grammig and Cory T. Walker and each of them as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of Brown & Brown, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders and any adjournment(s) thereof.

(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF SHAREHOLDERS OF

BROWN & BROWN, INC.

The Shores Resort
Atlantic Room
2637 South Atlantic Avenue
Daytona Beach, Florida 32118

Wednesday, April 30, 2008
9:00 a.m.

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

■ 21230000000000001000 7	043008

A vote FOR proposals 1 and 2 is recommended by the Board of Directors
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE AND BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:				2.	Approval of 2008 Sharesave Plan	FOR	AGAINST	ABSTAIN
							☐	☐	☐
		NOMINEES:			In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
☐	FOR ALL NOMINEES	O O O O O O O O O O O O	J. Hyatt Brown Samuel P. Bell, III Hugh M. Brown J.Powell Brown Bradley Currey, Jr. Jim W.Henderson Theodore J. Hoepner Toni Jennings Wendell S. Reilly John R. Riedman Jan E. Smith Chilton D. Varner
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
Persons who do not indicate attendance at the Annual Meeting on this proxy card may be required to present proof of stock ownership to attend.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to the name(s) of such nominee(s) as shown here: ●

						MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.		☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

■	■